    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 6, 2002

                                                    REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        ---------------------------------

                            LIBERTY MEDIA CORPORATION
             (Exact name of Registrant as specified in its charter)

            Delaware                              4841                     84-1288730
  (State or other jurisdiction        (Primary Standard Industrial      (I.R.S. Employer
of incorporation or organization)      Classification code number)     Identification No.)

       12300 Liberty Boulevard, Englewood, Colorado 80112, (720) 875-5400 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

           Elizabeth M. Markowski, Esq.                               Copy To:
            Liberty Media Corporation                        Robert W. Murray Jr., Esq.
             12300 Liberty Boulevard                             Baker Botts L.L.P.
            Englewood, Colorado 80112                           30 Rockefeller Plaza
                  (720) 875-5400                           New York, New York 10112-4998
(Name, address, including zip code, and telephone                  (212) 408-2500
number, including area code, of agent for service)

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the later to occur of (1) the effective date hereof and (2) the record date for the distribution of the securities registered hereby.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                       Proposed          Proposed        Proposed
                                                                        Maximum           Maximum         Maximum
                                                                     Offering Price    Offering Price     Aggregate     Amount of
                       Title of Each Class of                          payable in       payable in       Offering     Registration
                    Securities to be Registered                           Cash       Debt Securities(2)    Price         Fee(3)
-----------------------------------------------------------------------------------------------------------------------------------
Series A common stock, par value $.01 per share

Transferable rights to purchase shares of Series A Common Stock(1)

Series B common stock, par value $.01 per share

Transferable rights to purchase shares of Series B Common Stock(1)

                                                             Total         (4)              (4)        $310,000,000      $28,520

(1) Pursuant to Rule 457(g), no separate registration fee is payable with respect to the rights being offered hereby since the rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

(2) Debt securities of the registrant may be exchanged for shares of common stock purchased upon exercise of the rights being offered hereby.

(3) Calculated pursuant to Rule 457(o) based upon the maximum aggregate offering price of all securities offered hereby.

(4) The maximum aggregate offering price may be paid entirely in cash or entirely in debt securities or in any combination thereof.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED SEPTEMBER 6, 2002

PROSPECTUS

                            LIBERTY MEDIA CORPORATION

                    UP TO [ ] SHARES OF SERIES A COMMON STOCK

                    UP TO [ ] SHARES OF SERIES B COMMON STOCK

                         -------------------------------

      We are distributing to our shareholders [0.__] transferable subscription rights to purchase shares of our Series A common stock for each share of our Series A common stock held by them at the close of business on [______], 2002, which is the record date for the distribution, and [0.__] transferable subscription rights to purchase shares of our Series B common stock for each share of our Series B common stock held by them at the close of business on the record date. We refer to rights to purchase shares of our Series A common stock as the Series A rights and to rights to purchase shares of our Series B common stock as the Series B rights.

      Each right entitles the holder to a basic subscription privilege and an oversubscription privilege. Under the basic subscription privilege, each whole Series A right entitles the holder to purchase one share of our Series A common stock at the Series A subscription price of $[__] per share, and each whole Series B right entitles the holder to purchase one share of our Series B common stock at the Series B subscription price of $[__] per share. Under the oversubscription privilege, each rightsholder which exercises its basic subscription privilege, in full, will have the right to subscribe, at the same subscription price, for up to that number of shares of the applicable series of our common stock which are not purchased by other holders of the same series of rights under their basic subscription privilege. We are offering our Series A rightsholders up to an aggregate [____] shares of our Series A common stock and our Series B rightsholders up to an aggregate [____] shares of our Series B common stock. If you deliver an oversubscription request for shares of a series of our common stock and we receive oversubscription requests for more shares of that series than we have available for oversubscription, you will receive your pro rata portion of the available shares based on the number of shares of the same series you purchase under your basic subscription privilege or, if less, the number of shares for which you oversubscribe. All exercises of rights are irrevocable.

      The subscription price for shares may be paid in cash or by exchange of any of the following debt securities of our company for the number of shares indicated in the table below. Debt securities may be tendered only in increments of $1,000 principal amount.

DEBT SECURITIES                                 CUSIP NUMBER   FOR EACH $1,000 PRINCIPAL AMOUNT TENDERED:
                                                               SERIES A SHARES    OR      SERIES B SHARES

7 7/8% senior notes due July 15, 2009             530715AB7       [_______]                   [_______]
8 1/2% senior debentures due January 15, 2029     530715AD3       [_______]                   [_______]
8 1/4% senior debentures due February 1, 2030     530715AJ0       [_______]                   [_______]
7 3/4% senior notes due July 15, 2009             530718AA3       [_______]                   [_______]

If all rights are exercised and all subscription prices are paid in cash, we will receive approximately $309,000,000 from the rights offering, after paying estimated expenses.

      The rights offering will expire at the expiration time of 5:00 p.m., New York City time, on [______], 2002, unless we decide to extend it. NO EXERCISES OF RIGHTS WILL BE ACCEPTED FOLLOWING THE EXPIRATION TIME. We may terminate the rights offering for any reason before the expiration time. Unless we earlier terminate the rights offering, we will issue the shares purchased by you in the rights offering as soon as practicable following the expiration time. [________] is the subscription agent for the rights offering.

      Our Series A common stock is listed under the symbol "L" and our Series B common stock is listed under the symbol "LMC.B" on the New York Stock Exchange. On [_____], 2002, the closing sale price of our Series A common stock was $[__] per share and the closing sale price of our Series B common stock was $[__] per share on the NYSE. [We have applied to list the Series A rights and Series B rights on the NYSE under the symbols "[___]" and "[___]", respectively.]

      INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is [____], 2002.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY........................................................   1
RISK FACTORS..............................................................   8
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.........................   13
USE OF PROCEEDS...........................................................   14
DIVIDEND POLICY...........................................................   14
PRICE RANGE OF COMMON STOCK...............................................   15
CAPITALIZATION............................................................   16
THE RIGHTS OFFERING.......................................................   17
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................   28
PLAN OF DISTRIBUTION......................................................   35
LEGAL MATTERS.............................................................   36
EXPERTS...................................................................   36
WHERE TO FIND MORE INFORMATION............................................   37




                                      * * *



      THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT OUR COMPANY THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. THIS INFORMATION IS AVAILABLE, WITHOUT CHARGE, TO HOLDERS OF OUR DEBT SECURITIES AND HOLDERS OF OUR COMMON STOCK, UPON REQUEST. ANY SUCH SECURITYHOLDER WHO WOULD LIKE TO REQUEST A COPY OF THIS INFORMATION SHOULD CONTACT INVESTOR RELATIONS, LIBERTY MEDIA CORPORATION, 12300 LIBERTY BOULEVARD, ENGLEWOOD, COLORADO 80012, TELEPHONE NO. 877-772-1518. TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION,
THIS INFORMATION MUST BE REQUESTED NO LATER THAN [____________], 2002, WHICH IS FIVE (5) BUSINESS DAYS PRIOR TO THE EXPIRATION TIME OF THE RIGHTS OFFERING.

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the important information that you should consider before exercising the rights and investing in our common stock. You should read the entire prospectus carefully.

OUR COMPANY

      Liberty Media Corporation owns interests in a broad range of video programming, broadband distribution, interactive technology services and communications businesses. We and our affiliated companies operate in the United States, Europe, South America and Asia with some of the world's most recognized and respected brands, including Encore, STARZ!, Discovery, QVC and Court TV. Our principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112. Our telephone number at that address is (720) 875-5400.

QUESTIONS AND ANSWERS

Q:    What is a rights offering?

A: A rights offering is a distribution of subscription rights on a pro rata basis to all shareholders of a company. We are distributing:

      - to holders of our Series A common stock, [0.__] transferable subscription rights for each share of our Series A common stock held by them at 5:00 p.m., New York City time, on [_________], 2002; and

      - to holders of our Series B common stock, [0.__] transferable subscription rights for each share of our Series B common stock held by them at 5:00 p.m., New York City time, on [_________], 2002.

Q:    What is a right?

A: Each whole Series A right entitles its holder to purchase one share of our Series A common stock at the Series A subscription price of $[__] per share, a discount to the $[__] per share closing price of our Series A common stock on the NYSE on [________], 2002. Each whole Series B right entitles its holder to purchase one share of our Series B common stock at the Series B subscription price of $[__] per share, a discount to the $[__] per share closing price of our Series B common stock on the NYSE on [________], 2002. Each right carries with it a basic subscription privilege and an oversubscription privilege.

Q:    What is the basic subscription privilege?

A: The basic subscription privilege entitles each holder of a whole Series A right to purchase one share of our Series A common stock for the Series A subscription price, and each holder of a whole Series B right to purchase one share of our Series B common stock for the Series B subscription price.

Q:    What is the oversubscription privilege?

A: The oversubscription privilege entitles each holder of a whole Series A right, if the holder fully exercises its basic subscription privilege, to subscribe at the Series A subscription price for up to that number of shares of our Series A common stock that are offered in the rights offering but are not purchased by the other Series A rightsholders under their basic subscription privilege. Similarly, the oversubscription privilege entitles each holder of a whole Series B right, if the holder fully exercises its basic subscription privilege, to subscribe at the Series B subscription price for up to that number of shares of our Series B common stock that are offered in the rights offering but are not purchased by the other Series B rightsholders under their basic subscription privilege.

Q:    What are the limitations on the oversubscription privilege?


A: We will be able to satisfy exercises of the oversubscription privilege of the Series A rights and the Series B rights only if holders of those rights subscribe for less than all of the shares of the series of our common stock that may be purchased under the basic subscription privilege of those rights. If sufficient shares are available, we will honor the oversubscription requests in full. If oversubscription requests exceed the shares available, we will allocate the available shares pro rata among those who oversubscribed in proportion to the number of shares of the applicable series that each rightsholder purchases pursuant to its basic subscription privilege.

Q:    When will the rights offering expire?

A: The rights offering will expire at the expiration time of 5:00 p.m., New York City time, on [_______], 2002 unless we extend it. We may extend the expiration time for any reason.

Q:    Are there any conditions to the consummation of the rights offering?

A:    No. There are no conditions to the consummation of the rights offering.

Q:    Can you terminate the rights offering?

A: Yes. We may terminate the rights offering for any reason before the expiration time.

Q: If you terminate the rights offering, will my subscription payment be refunded to me?

A: Yes. If we terminate the rights offering, the subscription agent will return all subscription payments promptly. We will not pay interest on, or deduct any amounts from, subscription payments if we terminate the rights offering, except that interest will continue to accrue on debt securities tendered in payment of the subscription price.

Q:    Why are you conducting the rights offering?

A: We have an ongoing need for cash to take advantage of business opportunities as they arise. We intend to use the funds raised pursuant to this rights offering to fund our future capital needs, including acquisition and investment opportunities. We continue to review regularly these opportunities as they become available. In addition, to the extent that our debt securities are tendered in payment of subscription prices, the rights offering will enable us to reduce the principal amount of our outstanding long-term indebtedness.

      We were split off from AT&T Corp. in August 2001. In connection with the split off, the Internal Revenue Service issued a private letter ruling confirming that the split off would qualify as a tax-free transaction to AT&T and its shareholders. The request for rulings and the private letter ruling issued by the IRS stated that we intended to issue a total of at least $500 million of our equity within a specified time period following the split off. We believe that the issuance of stock pursuant to this rights offering conforms with this statement of our intentions.

Q:    How will you use the proceeds received from the rights offering?

A: If all of the rights are exercised and all subscriptions are paid in cash, we will receive approximately $310,000,000, before deducting any offering expenses. These expenses are estimated to be $1,000,000. We will not receive cash proceeds to the extent subscriptions are paid by tender of our debt securities. We will deliver for cancellation any debt securities received in payment of the subscription price to the trustee for those securities. We will use any net cash proceeds we receive from the rights offering for general corporate purposes.

Q:    How many shares of your common stock are currently outstanding?

A: As of August 31, 2002, we had outstanding 2,373,439,500 shares of our Series A common stock and 212,045,128 shares of our Series B common stock. These numbers exclude outstanding stock options and warrants to purchase shares of our common stock. Each share of our Series B common stock is convertible into one share of our Series A common stock, at the option of the holder. If the rights offering is fully subscribed, we will have outstanding approximately [_____] shares of our Series A common stock and [_____] shares of our Series B common stock (excluding outstanding stock options and warrants to purchase shares of our common stock) following the issuance of all shares purchased in the rights offering.

Q:    How do I exercise my rights?

A: Each holder who wishes to exercise the basic subscription privilege under its rights should properly complete and sign its rights certificate and deliver the rights certificate together with payment of the subscription price for each share of common stock subscribed for to the subscription agent before the expiration time. Each holder who further wishes to exercise the oversubscription privilege under its rights must also include payment of the subscription price for each share of common stock subscribed for under the oversubscription privilege. We recommend that any rightsholder who uses the United States mail to effect delivery to the subscription agent use insured, registered mail with return receipt requested. Any holder who cannot deliver its rights certificate to the subscription agent before the expiration time may use the procedures for guaranteed delivery described under the heading "The Rights Offering -- Guaranteed Delivery Procedures." We will not pay interest on cash subscription payments. We have provided more detailed instructions on how to exercise the rights under the heading "The Rights Offering" beginning with the section entitled " -- Exercising Your Rights," in the rights certificates themselves and in the document entitled "Instructions for Use of Liberty Media Corporation Rights Certificates" that accompanies this prospectus.

Q:    How may I pay my subscription price?

A: The subscription price for shares may be paid in cash or by exchange of any of the following debt securities of our company for the number of shares indicated in the table below. Debt securities may be tendered only in increments of $1,000 principal amount.

      DEBT SECURITIES                                     CUSIP      FOR EACH $1,000 PRINCIPAL AMOUNT TENDERED:
                                                          NUMBER     SERIES A SHARES     OR     SERIES B SHARES
      7 7/8% senior notes due July 15, 2009             530715AB7       [_______]                  [_______]
      8 1/2% senior debentures due January 15, 2029     530715AD3       [_______]                  [_______]
      8 1/4% senior debentures due February 1, 2030     530715AJ0       [_______]                  [_______]
      7 3/4% senior notes due July 15, 2009             530718AA3       [_______]                  [_______]

      We refer to each of the series of senior notes listed in this table as the "senior notes" and to each of the series of senior debentures listed in this table as the "senior debentures."

Q: What should I do if I want to participate in the rights offering but my shares are held in the name of my broker or a custodian bank?

A: We will ask brokers, dealers and nominees holding shares of our common stock on behalf of other persons to notify these persons of the rights offering. Any beneficial owner wishing to sell or exercise its rights will need to have its broker, dealer or nominee act on its behalf. Each beneficial owner should complete and return to its broker, dealer or nominee the form entitled "Beneficial Owner Election Form." This form will be available with the other subscription materials from brokers, dealers and nominees holding shares of our common stock on behalf of other persons.

Q: Will I receive subscription materials by mail if my address is outside the United States?

A: No. We will not mail rights certificates to any person with an address outside the United States. Instead, the subscription agent will hold rights certificates for the account of all foreign holders. To exercise those rights, each such holder must notify the subscription agent on or before 11:00 a.m., New York City time, on [_______], 2002, and establish to the satisfaction of the subscription agent that it is permitted to exercise its rights under applicable law. The subscription agent will attempt to sell, if feasible, the rights held on behalf of any foreign holder who fails to notify the subscription agent and provide acceptable instructions to it by such time (and assuming no contrary instructions are received). The estimated proceeds, if any, of any such sale will be payable to the applicable foreign holder.

Q:    Will I be charged any fees if I exercise my rights?

A: We will not charge a fee to holders for exercising their rights. However, any holder exercising its rights through a broker, dealer or nominee will be responsible for any fees charged by its broker, dealer or nominee.

Q:    May I transfer my rights if I do not want to purchase any shares?

A: Yes. The rights being distributed to our shareholders are transferable and [we expect them to be listed for trading] on the NYSE until the close of business on the last trading day before the expiration time. However, we cannot assure you that a trading market for the rights will develop,

Q:    How may I sell my rights?

A: Any holder who wishes to sell its rights should contact its broker or dealer. Any holder who wishes to sell its rights may also seek to sell the rights through the subscription agent. Each holder will be responsible for all fees associated with the sale of its rights, whether the rights are sold through its own broker or dealer or the subscription agent. We cannot assure you that any person, including the subscription agent, will be able to sell any rights on your behalf. Please see "The Rights Offering -- Method of Transferring and Selling Rights" for more information.

Q:    Am I required to subscribe in the rights offering?

A: No. However, any shareholder who chooses not to exercise its rights will experience dilution to its equity interest in our company.

Q: If I exercise rights in the rights offering, may I cancel or change my decision?

A: No. All exercises of rights are irrevocable even if we extend the subscription period. We may extend the expiration time for any reason.

Q: If I exercise my rights, when will I receive the shares for which I have subscribed?

A: We will issue the shares for which subscriptions have been properly delivered to the subscription agent prior to the expiration time as soon as practicable following the expiration time, which we expect to be within five business days after the expiration time. We will not be able to calculate the number of shares to be issued to each exercising rightsholder until the third business day after the expiration time, which is the latest time by which rights certificates may be delivered to the subscription agent under the guaranteed delivery procedures described under "The Rights Offering -- Exercising Your Rights -- Guaranteed Delivery Procedures." Shares that you purchase in the rights offering will be listed on the NYSE.

Q: Have you or your board of directors made a recommendation as to whether I should exercise or sell my rights or how I should pay my subscription price?

A: No. Neither we nor our board of directors has made any recommendation as to whether you should exercise or transfer your rights or, if exercised, whether you should pay the subscription price in cash or by exchange of debt securities. You should decide whether to transfer your rights, subscribe for shares of the applicable series of our common stock, pay the subscription price in cash or debt securities or simply take no action with respect to your rights, based upon your own assessment of your best interests.

Q:    What are the tax consequences of the rights offering to me?

A: The U.S. federal income tax consequences to shareholders who receive rights is complex and will depend upon a number of factors. Based upon our current estimates that we will have no current or accumulated earnings and profits for the taxable year that includes the distribution of rights, we do not expect that you will be required to recognize taxable income or gain upon the distribution of rights to you, unless your basis in a share of our common stock is less than the fair market value on the date of the distribution of the Put Right (as defined in the section entitled "Certain Federal Income Tax Consequences") that is distributed with respect to such share. We also do not expect that you will recognize taxable income or gain upon the exercise (whether by using cash or our debt securities to pay the subscription price) or expiration of rights, except to the extent of cash received for accrued and unpaid interest upon exercise of rights with our debt securities, and in certain circumstances you may be entitled to recognize a loss upon the exercise or expiration of rights. If you sell, exchange or otherwise dispose of your rights or the shares of common stock that you acquire by exercising your rights, you may recognize gain or loss. For a complete summary of the material U.S. federal income tax consequences to holders of our common stock, please see the section entitled "Certain Federal Income Tax Consequences."

Q:    What should I do if I have other questions?

A: If you have questions or need assistance, please contact [_________], the information agent for the rights offering, at:


                                 [_____________]
                                 [_____________]
                Banks and brokers call collect: [(___) ___-____]
                   All others call toll free: [(___) ___-____]

      For further assistance on how to subscribe for shares, you may also contact [_________], the subscription agent for the rights offering, by mail or telephone at:

                                 [_____________]
                                 [_____________]
                              Tel: [(___) ___-____]


RECENT DEVELOPMENTS

Pending Acquisition of Casema

     On July 31, 2002, we entered into a definitive agreement to acquire (1) all of the outstanding capital stock of Casema Holding B.V. from Dutchtone Group B.V., which is an 86% owned subsidiary of France Telecom, S.A., and (2) all of the intercompany indebtedness owed by Casema and its subsidiaries to France Telecom, for an aggregate purchase price of approximately E750 million, subject to certain adjustments. Casema is the third largest cable operator in the Netherlands by number of subscribers. If closed, the acquisition would add approximately 1.3 million cable subscribers to our European operations. We anticipate completing the acquisition of Casema by October 31, 2002, subject to customary closing conditions, including clearance from the Dutch regulatory authorities. Therefore, we cannot assure you that we will be able to close this acquisition within this time frame or at all.

Acquisition of Wink Communications

      On August 22, 2002, we completed the acquisition by merger of Wink Communications, Inc. for total cash consideration of approximately $100 million. Through the merger, Wink became an indirect wholly owned subsidiary of our company, and each outstanding share of Wink common stock was converted into the right to receive $3.00 in cash, without interest. Wink provides mass-market interactive television solutions in North America. Wink's technology platform enables viewers to access program-related information (such as weather, sports updates, trivia and play-along games), to process transactions with advertisers and programmers (such as purchases) and to make requests of advertisers and programmers (such as requests for product samples), without interruption in their television viewing. Wink also collects, analyzes and routes viewer behavior and response data to advertisers and broadcasters, which assists them in evaluating the success and value of their television campaigns.

Acquisition of Controlling Ownership Interest in OpenTV

      On August 27, 2002, we completed a transaction with MIH Limited, pursuant to which we acquired MIH's indirect controlling ownership stake in OpenTV Corp. for 15.4 million shares of our Series A common stock and $46.2 million in cash. When combined with our prior shareholdings, this transaction increased our total economic interest in OpenTV to approximately 40% and our total voting interest to approximately 85%. OpenTV is one of the world's leading interactive television companies. OpenTV provides software, content and applications, and professional services that enable digital television network operators to deliver and manage interactive television services on cable, satellite and terrestrial platforms. OpenTV's middleware is deployed in more than 25 million digital set-top boxes worldwide.

RISK FACTORS

      The purchase of our common stock pursuant to the exercise of rights involves a high degree of risk. You should read and carefully consider the information set forth under "Risk Factors" beginning on page 8 and the information contained elsewhere in this prospectus.

SELECTED HISTORICAL FINANCIAL INFORMATION

      The following table provides you with selected historical consolidated financial data of Liberty Media. From August 1994 to March 1999 Liberty Media was a wholly owned subsidiary of Tele-Communications, Inc. On March 9, 1999, AT&T Corp. acquired TCI in a merger transaction and changed TCI's name to AT&T Broadband. For financial reporting purposes, the merger of AT&T and TCI is deemed to have occurred on March 1, 1999. In connection with that merger, the assets and liabilities of Liberty Media were adjusted to their respective fair values pursuant to the purchase method of accounting. For periods prior to March 1, 1999, the assets and liabilities of Liberty Media and the related consolidated results of operations are referred to below as "Old Liberty," and for periods subsequent to February 28, 1999, the assets and liabilities of Liberty Media and the related consolidated results of operations are referred to as "New Liberty." Also, in connection with that merger, TCI effected an internal restructuring as a result of which certain net assets and approximately $5.5 billion in cash were contributed to Liberty Media. On August 10, 2001, AT&T effected a split off of Liberty Media and as a result of that transaction, Liberty Media is no longer a subsidiary of AT&T. We derived the following historical consolidated financial data from our consolidated financial statements. It is important that when you read this information, you read along with it the consolidated financial statements and accompanying notes of Liberty Media incorporated by reference in this prospectus. For a list of documents incorporated by reference in this prospectus, see "Where You Can Find More Information."

                                                               NEW LIBERTY                                    OLD LIBERTY
                                                   ----------------------------------                ------------------------------
                                         SIX           SIX                                 TEN         TWO
                                        MONTHS        MONTHS       YEAR        YEAR       MONTHS      MONTHS         YEAR ENDED
                                        ENDED         ENDED        ENDED       ENDED       ENDED       ENDED        DECEMBER 31,
                                       JUNE 30,      JUNE 30,    DECEMBER    DECEMBER    DECEMBER    FEBRUARY    ------------------
                                         2002          2001      31, 2001    31, 2000    31, 1999    28, 1999     1998       1997
                                       --------      --------    --------    --------    --------    --------    -------    -------
                                     (UNAUDITED)   (UNAUDITED)
                                                               (IN MILLIONS)                                  (IN MILLIONS)
OPERATING DATA:
Revenue ...........................    $  1,023      $  1,017    $  2,059    $  1,526    $    729    $    235    $ 1,359    $ 1,225
Operating income (loss) ...........          65          (402)     (1,127)        436      (2,214)       (158)      (431)      (260)
Interest expense ..................        (215)         (269)       (525)       (399)       (135)        (26)      (104)       (40)
Share of losses of affiliates,
  net                                      (244)       (2,547)     (4,906)     (3,485)       (904)        (66)    (1,002)      (785)
Non-temporary declines in fair
  value of investments ............      (5,134)         (604)     (4,101)     (1,463)         --          --         --         --
Gain (loss) on dispositions,
  net                                      (397)          (58)       (310)      7,340           4          14      2,449        406
Net earnings (loss) ...............      (4,569)       (2,277)     (6,203)      1,485      (2,021)        (70)       622       (470)

BALANCE SHEET DATA (AT PERIOD END):

Cash and cash equivalents .........    $  1,975                  $  2,077    $  1,295    $  1,714                $   228    $   100
Short-term investments ............         107                       397         500         378                    159        248
Investments in affiliates .........       7,825                    10,076      20,464      15,922                  3,079      2,359
Investments in available-for-
  sale securities and other cost
  investments .....................      19,661                    23,199      19,035      28,593                 10,539      3,971
Total assets ......................      39,743                    48,194      54,268      58,658                 15,783      7,735
Debt, including current portion
  and call option obligations .....       6,078                     7,227       6,363       3,277                  2,096        785
Stockholders' equity ..............      24,247                    30,123      34,109      38,408                  8,820      4,707

                                  RISK FACTORS

      An investment in our common stock involves risk. You should carefully consider the following factors, as well as the other information included in this prospectus and in the documents we have incorporated by reference before deciding to subscribe for shares of our common stock. Any of the following risks could have a material adverse effect on the value of our common stock.

FACTORS RELATING TO OUR COMPANY

      WE DEPEND ON A LIMITED NUMBER OF POTENTIAL CUSTOMERS FOR CARRIAGE OF OUR PROGRAMMING SERVICES. The cable television and direct-to-home satellite industries are currently undergoing a period of consolidation. As a result, the number of potential buyers of our programming services and those of our business affiliates is decreasing. Until August of 2001, we were a subsidiary of AT&T Corp. AT&T's cable television subsidiaries and affiliates, which as a group comprise one of the two largest operators of cable television systems in the United States, are collectively the largest single customer of our programming companies. With respect to some of our programming services and those of our business affiliates, this is the case by a significant margin. The existing agreements between AT&T's cable television subsidiaries and affiliates and the program suppliers owned by or affiliated with us were entered into with Tele-Communications, Inc., prior to its merger with AT&T in March of 1999. We were a subsidiary of TCI at the time of that merger. There can be no assurance that our owned and affiliated program suppliers will be able to negotiate renewal agreements with AT&T's cable television subsidiaries and affiliates. Although AT&T has agreed to extend any existing affiliation agreement of ours and our affiliates that expires on or before March 9, 2004 to a date not before March 9, 2009, that agreement is conditioned on mutual most favored nation terms being offered and the arrangements being consistent with industry practice. In addition, AT&T and Comcast Corporation have entered into an agreement to merge AT&T Broadband LLC, the holding company for AT&T's cable television business, with Comcast. The transaction recently received shareholder approval but remains subject to customary closing conditions, including the receipt of regulatory approvals. We cannot assure you as to what effect, if any, this merger will have on these programming arrangements.

      THE LIQUIDITY AND VALUE OF OUR INTERESTS IN OUR BUSINESS AFFILIATES MAY BE ADVERSELY AFFECTED BY SHAREHOLDERS AGREEMENTS AND SIMILAR AGREEMENTS TO WHICH WE ARE A PARTY. We own equity interests in a broad range of domestic and international video programming and communications businesses. A significant portion of the equity securities we own is held pursuant to shareholder agreements, partnership agreements and other instruments and agreements that contain provisions that affect the liquidity, and therefore the realizable value, of those securities. Most of these agreements subject the transfer of the stock, partnership or other interests constituting equity securities to consent rights or rights of first refusal of the other shareholders or partners. In certain cases, a change in control of our company or of the subsidiary holding our equity interest will give rise to rights or remedies exercisable by other shareholders or partners, such as a right to initiate or require the initiation of buy/sell procedures. Some of our subsidiaries and business affiliates are parties to loan agreements that restrict changes in ownership of the borrower without the consent of the lenders. All of these provisions will restrict our ability to sell those equity securities and may adversely affect the price at which those securities may be sold. For example, in the event buy/sell procedures are initiated at a time when we are not in a financial position to buy the initiating party's interest, we could be forced to sell our interest at a price based upon the value established by the initiating party, and that price might be significantly less than what we might otherwise obtain.

      WE DO NOT HAVE THE RIGHT TO MANAGE OUR BUSINESS AFFILIATES, WHICH MEANS WE CANNOT CAUSE THOSE AFFILIATES TO OPERATE IN A MANNER THAT IS FAVORABLE TO US. We do not have the right to manage the businesses or affairs of any of our business affiliates in which we have less than a majority voting interest. Rather, our rights may take the form of representation on the board of directors or a partners' or similar committee that supervises management or possession of veto rights over significant or extraordinary actions. The scope of our veto rights varies from agreement to agreement. Although our board representation and veto rights may enable us to exercise influence over the management or policies of an affiliate and enable us to prevent the sale of assets by a business affiliate in which we own less than a majority voting interest or prevent it from paying dividends or making distributions to its shareholders or partners, they do not enable us to cause these actions to be taken.

      OUR BUSINESS IS SUBJECT TO RISKS OF ADVERSE GOVERNMENT REGULATION. Programming services, cable television systems, satellite carriers and television stations are subject to varying degrees of regulation in the United States by the Federal Communications Commission and other entities. Such regulation and legislation are subject to the political process and have been in constant flux over the past decade. In addition, substantially every foreign country in which we have, or may in the future make, an investment regulates, in varying degrees, the distribution and content of programming services and foreign investment in programming companies and wireline and wireless cable communications, satellite and telephony services. Further material changes in the law and regulatory requirements must be anticipated, and there can be no assurance that our business will not be adversely affected by future legislation, new regulation or deregulation.

      WE MAY MAKE SIGNIFICANT CAPITAL CONTRIBUTIONS AND LOANS TO OUR SUBSIDIARIES AND BUSINESS AFFILIATES TO COVER THEIR OPERATING LOSSES AND FUND THEIR DEVELOPMENT AND GROWTH, WHICH COULD LIMIT THE AMOUNT OF CASH AVAILABLE TO PAY OUR OWN FINANCIAL OBLIGATIONS OR TO MAKE ACQUISITIONS OR INVESTMENTS. The development of video programming, communications and technology businesses involves substantial costs and capital expenditures. As a result, many of our business affiliates have incurred operating and net losses to date and are expected to continue to incur significant losses for the foreseeable future. Our results of operations include our, and our consolidated subsidiaries', share of the net losses of affiliates. Our net losses included $244 million for the first six months of 2002, $4,906 million for calendar year 2001 and $3,485 million for calendar year 2000 attributable to net losses of affiliates.

      We have assisted, and may in the future assist, our subsidiaries and business affiliates in their financing activities by guaranteeing bank and other financial obligations. At June 30, 2002, we had guaranteed various loans, notes payable, letters of credit and other obligations of certain of our subsidiaries and business affiliates totaling approximately $645 million.

      To the extent we make loans and capital contributions to our subsidiaries and business affiliates or we are required to expend cash due to a default by a subsidiary or business affiliate of any obligation we guarantee, there will be that much less cash available to us with which to pay our own financial obligations or make acquisitions or investments.

      IF WE FAIL TO MEET REQUIRED CAPITAL CALLS TO A SUBSIDIARY OR BUSINESS AFFILIATE, WE COULD BE FORCED TO SELL OUR INTEREST IN THAT COMPANY, OUR INTEREST IN THAT COMPANY COULD BE DILUTED OR WE COULD FORFEIT IMPORTANT RIGHTS. We are parties to shareholder and partnership agreements that provide for possible capital calls on shareholders and partners. Our failure to meet a capital call, or other commitment to provide capital or loans to a particular subsidiary or business affiliate, may have adverse consequences to us. These consequences may include, among others, the dilution of our equity interest in that company, the forfeiture of our right to vote or exercise other rights, the right of the other shareholders or partners to force us to sell our interest at less than fair value, the forced dissolution of the company to which we have made the commitment or, in some instances, a breach of contract action for damages against us. Our ability to meet capital calls or other capital or loan commitments is subject to our ability to access cash. See " -- We could be unable in the future to obtain cash in amounts sufficient to service our financial obligations" below.

      WE ARE SUBJECT TO THE RISK OF POSSIBLY BECOMING AN INVESTMENT COMPANY. Because we are a holding company and a significant portion of our assets consists of investments in companies in which we own less than a 50% interest, we run the risk of inadvertently becoming an investment company that is required to register under the Investment Company Act of 1940. Registered investment companies are subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, dividends and transactions with affiliates. Registered investment companies are not permitted to operate their business in the manner in which we operate our business, nor are registered investment companies permitted to have many of the relationships that we have with our affiliated companies.

      To avoid regulation under the Investment Company Act, we monitor the value of our investments and structure transactions with an eye toward the Investment Company Act. As a result, we may structure transactions in a less advantageous manner than if we did not have Investment Company Act concerns, or we may avoid otherwise economically desirable transactions due to those concerns. In addition, events beyond our control, including significant appreciation or depreciation in the market value of certain of our publicly traded holdings, could result in our becoming an inadvertent investment company. If we were to become an inadvertent investment company, we would have one year to divest of a sufficient amount of investment securities and/or acquire other assets sufficient to cause us to no longer be an investment company.

      If it were established that we are an unregistered investment company, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both, in an action brought by the Securities and Exchange Commission, that we would be unable to enforce contracts with third parties or that third parties could seek to obtain rescission of transactions with us undertaken during the period it was established that we were an unregistered investment company.

      WE COULD BE UNABLE IN THE FUTURE TO OBTAIN CASH IN AMOUNTS SUFFICIENT TO SERVICE OUR FINANCIAL OBLIGATIONS. Our ability to meet our financial obligations depends upon our ability to access cash. We are a holding company, and our sources of cash include our available cash balances, net cash from operating activities, dividends and interest from our investments, availability under credit facilities and proceeds from asset sales. We cannot assure you that we will maintain significant amounts of cash, cash equivalents or marketable securities in the future.

      We obtained from one of our subsidiaries net cash in the form of dividends in the amount of $23 million in calendar year 2001 and $5 million in calendar year 2000. We did not obtain any cash dividends from our subsidiaries in the first six months of 2002. The ability of our operating subsidiaries to pay dividends or to make other payments or advances to us depends on their individual operating results and any statutory, regulatory or contractual restrictions to which they may be or may become subject. Some of our subsidiaries are subject to loan agreements that restrict sales of assets and prohibit or limit the payment of dividends or the making of distributions, loans or advances to shareholders and partners.

      We generally do not receive cash, in the form of dividends, loans, advances or otherwise, from our business affiliates. In this regard, we do not have sufficient voting control over most of our business affiliates to cause those companies to pay dividends or make other payments or advances to their partners or shareholders, including us.

      WE HAVE ENTERED INTO BANK CREDIT AGREEMENTS THAT CONTAIN RESTRICTIONS ON HOW WE FINANCE OUR OPERATIONS AND OPERATE OUR BUSINESS, WHICH COULD IMPEDE OUR ABILITY TO ENGAGE IN TRANSACTIONS THAT WOULD BE BENEFICIAL TO US. We and our subsidiaries are subject to significant financial and operating restrictions contained in outstanding credit facilities. These restrictions will affect, and in some cases significantly limit or prohibit, among other things, our ability or the ability of our subsidiaries to:

      -     borrow more funds;

      -     pay dividends or make other distributions;

      -     make investments;

      -     engage in transactions with affiliates; or

      -     create liens.

      The restrictions contained in these credit agreements could have the following adverse effects on us, among others:

      -     we could be unable to obtain additional capital in the future to:

            - fund capital expenditures or acquisitions that could improve the value of our company;

            - permit us to meet our loan and capital commitments to our business affiliates;

            - allow us to help fund the operating losses or future development of our business affiliates; or

            -     allow us to conduct necessary corporate activities;

      - we could be unable to access the net cash of our subsidiaries to help meet our own financial obligations;

      - we could be unable to invest in companies in which we would otherwise invest; and

      - we could be unable to obtain lower borrowing costs that are available from secured lenders or engage in advantageous transactions that monetize our assets.

      In addition, some of the credit agreements to which our subsidiaries are parties require them to maintain financial ratios, including ratios of total debt to operating cash flow and operating cash flow to interest expense. If we or our subsidiaries fail to comply with the covenant restrictions contained in the credit agreements, that failure could result in a default that accelerates the maturity of the indebtedness under those agreements. Such a default could also result in indebtedness under other credit agreements and certain of our debt securities becoming due and payable due to the existence of cross-default or cross-acceleration provisions of our credit agreements and in the indentures governing such debt securities.

      THOSE OF OUR BUSINESS AFFILIATES THAT OPERATE OFFSHORE ARE SUBJECT TO NUMEROUS OPERATIONAL RISKS. A number of our business affiliates operate primarily in countries other than the United States. Their businesses are thus subject to the following inherent risks:

      -     fluctuations in currency exchange rates;

      - longer payment cycles for sales in foreign countries that may increase the uncertainty associated with recoverable accounts;

      -     difficulties in staffing and managing international operations; and

      - political unrest that may result in disruptions of services that are critical to their businesses.

      THE ECONOMIES IN MANY OF THE OPERATING REGIONS OF OUR INTERNATIONAL BUSINESS AFFILIATES HAVE RECENTLY EXPERIENCED RECESSIONARY CONDITIONS, WHICH HAS ADVERSELY AFFECTED THE FINANCIAL CONDITION OF THEIR BUSINESSES. The economies in many of the operating regions of our international business affiliates have recently experienced moderate to severe recessionary conditions, including Argentina, Chile, the United Kingdom, Germany and Japan, among others, which has strained consumer and corporate spending and financial systems and financial institutions in these areas. As a result, our affiliates have experienced a reduction in consumer spending and demand for services coupled with an increase in borrowing costs, which has, in some cases, caused our affiliates to default on their own indebtedness. We cannot assure you that these economies will recover in the future or that continued economic weakness will not lead to further reductions in consumer spending or demand for services. We also cannot assure you that our affiliates in these regions will be able to obtain sufficient capital or credit to fund their operations.

      YOU WILL HAVE NO RECOURSE AGAINST ONE OF THE EXPERTS NAMED IN THIS PROSPECTUS. Arthur Andersen LLP is unable to consent to the use of their independent auditors report with respect to (1) the consolidated financial statements as of December 31, 2001 and for the period from February 5, 2001 (inception) through December 31, 2001 of UnitedGlobalCom, Inc. and (2) the consolidated financial statements as of December 31, 2001 and 2000, and for the three-years then ended of UGC Holdings, Inc., which financial statements have been incorporated by reference into this prospectus. This means that Arthur Andersen is not reconfirming the continuing validity of its audit opinion on those financial statements. Although we have no reason to believe that those financial statements are incorrect, if they are incorrect and we are adversely affected as a result, you will not be able to recover any damages you may incur from Arthur Andersen.

      WE HAVE TAKEN SIGNIFICANT IMPAIRMENT CHARGES DUE TO OTHER THAN TEMPORARY DECLINES IN THE MARKET VALUE OF CERTAIN OF OUR AVAILABLE FOR SALE SECURITIES. We own equity interests in a significant number of publicly traded companies which we account for as available for sale securities. We are required by generally accepted accounting principles to determine, from time to time, whether a decline in the market value of any of those investments below our cost for that investment is other than temporary. If we determine that it is, we are required to write down our cost to a new cost basis, with the amount of the write-down accounted for as a realized loss in the determination of net income for the period in which the write-down occurs. We realized losses of $5,134 million, $4,101 million and $1,463 million for the six months ended June 30, 2002 and for the years ended December 31, 2001 and 2000, respectively, due to other than temporary declines in the fair value of certain of our available for sale securities, and we may be required to realize further losses of this nature in future periods. We consider a number of factors in determining the fair value of an investment and whether any decline in an investment is other than temporary. As our assessment of fair value and any resulting impairment losses requires a high degree of judgment and includes significant estimates and assumptions, the actual amount we may eventually realize for an investment could differ materially from our assessment of the value of that investment made in an earlier period.

FACTORS RELATING TO THE RIGHTS OFFERING AND OUR COMMON STOCK

      IF WE TERMINATE THE RIGHTS OFFERING, NEITHER WE NOR THE SUBSCRIPTION AGENT WILL HAVE ANY OBLIGATION TO YOU EXCEPT TO RETURN YOUR SUBSCRIPTION PAYMENTS. We may terminate the rights offering for any reason prior to the expiration time. However, you may not revoke your exercise of rights. If we terminate the rights offering, neither we nor the subscription agent will have any obligation to you with respect to the rights, except to return your subscription payments, without interest or deduction (except that interest will continue to accrue on any tendered debt securities). In addition, if you purchase rights on the public market and we later terminate the rights offering, you will lose the purchase price you paid for your rights.

      THE SUBSCRIPTION PRICE MAY NOT REFLECT THE VALUE OF OUR COMPANY. The special pricing committee of our board of directors determined the subscription price for each series of our common stock. Each subscription price represented a discount of approximately [___%] to the market price of the applicable series of our common stock as of the date of this prospectus. The subscription prices do not necessarily bear any relationship to the book value of our assets, historic or future cash flows, financial condition, recent or historic stock prices or any other established criteria for valuation, and you should not consider the subscription prices as any indication of the value of our company. We cannot, however, assure you that our common stock will trade at prices in excess of the subscription prices at any time after the date of this prospectus.

      SHAREHOLDERS WHO DO NOT EXERCISE THEIR RIGHTS WILL EXPERIENCE DILUTION. If you do not exercise your basic subscription privilege in full, you will experience a decrease in your proportionate interest in the equity ownership of our company. If you do not exercise or sell your rights, you will relinquish any value inherent in the rights.

      IT MAY BE DIFFICULT FOR A THIRD PARTY TO ACQUIRE US, EVEN IF DOING SO MAY BE BENEFICIAL TO OUR SHAREHOLDERS. Certain provisions of our restated certificate of incorporation and bylaws may discourage, delay or prevent a change in control of our company that a shareholder may consider favorable. These provisions include the following:

      - authorizing the issuance of "blank check" preferred stock that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;

      - classifying our board of directors with staggered three-year terms, which may lengthen the time required to gain control of our board of directors;

      -     limiting who may call special meetings of shareholders;

      - prohibiting shareholder action by written consent, thereby requiring all shareholder actions to be taken at a meeting of the shareholders; and

      - establishing advance notice requirements for nominations of candidates for election to the board of directors or for proposing matters that can be acted upon by shareholders at shareholder meetings.

      Section 203 of the Delaware General Corporation Law and any stock option plan relating to our common stock may also discourage, delay or prevent a change in control of our company even if such change of control would be in the best interests of our shareholders.

      OUR STOCK PRICE MAY DECLINE SIGNIFICANTLY BECAUSE OF STOCK MARKET FLUCTUATIONS THAT AFFECT THE PRICES OF THE PUBLIC COMPANIES IN WHICH WE HAVE OWNERSHIP INTERESTS. The stock market has recently experienced significant price and volume fluctuations that have affected the market prices of securities of media and other technology companies. We own equity interests in many media and technology companies. If market fluctuations cause the stock price of these companies to decline, our stock price may decline.

      OUR STOCK PRICE HAS DECLINED SIGNIFICANTLY OVER THE LAST YEAR. During the past year, the stock market has experienced significant price and volume fluctuations that have affected the market prices of our stock. In the future, our stock price may be materially affected by, among other things:

      - the rights offering, the number of shares offered and the price at which shares may be purchased pursuant to the rights;

      - actual or anticipated fluctuations in our operating results or those of the companies in which we invest;

      - potential acquisition activity by our company or the companies in which we invest;

      - changes in financial estimates by securities analysts regarding our company or companies in which we invest; or

      -     general market conditions.

      We cannot assure you that the market price of our Series A common stock will not decline below the Series A subscription price, or that the market price of our Series B common stock will not decline below the Series B subscription price. You will not be able to revoke your exercise of rights were this to occur after you exercise your rights. Also, we cannot assure you that after you exercise your rights you will be able to sell the shares of common stock purchased thereby at a price equal to or greater than the subscription price paid by you.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus, including documents incorporated by reference herein, contains forward looking statements concerning future events that are subject to risks, uncertainties and assumptions. These forward-looking statements are based upon our current expectations and projections about future events. When used in this prospectus and in our incorporated documents, the words "believe," "anticipate," "intend," "estimate," "expect" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to risks, uncertainties and assumptions about us and our subsidiaries and business affiliates, including, among other things, the following:

      -     the success of the rights offering;

      -     general economic and business conditions and industry trends;

      -     the continued strength of the industries in which we are involved;

      -     uncertainties inherent in our proposed business strategies;

      - our future financial performance, including availability, terms and deployment of capital;

      -     availability of qualified personnel;

      - changes in, or our failure or inability to comply with, government regulations and adverse outcomes from regulatory proceedings;

      - changes in the nature of key strategic relationships with partners and business affiliates;

      -     rapid technological changes;

      - our inability to obtain regulatory or other necessary approvals of any strategic transactions; and

      - social, political and economic situations in foreign countries where we do business.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the document in which they are included. In light of these risks, uncertainties and other assumptions, the forward-looking events discussed in this prospectus might not occur.

                                 USE OF PROCEEDS

      If all of the rights are exercised and all subscriptions are paid in cash, we will receive approximately $310,000,000, before deducting any offering expenses. These expenses are estimated to be $1,000,000. We will not receive cash proceeds to the extent subscriptions are paid by tender of our debt securities. We will deliver for cancellation any debt securities received in payment of the subscription price to the trustee for those securities. We will use any net cash proceeds we receive from the rights offering for general corporate purposes.

                                 DIVIDEND POLICY

      We have never paid cash dividends on our common stock, and we do not plan to do so for the foreseeable future. However, the payment of any dividends by us and the amount of any such dividends will be subject to the discretion of our board of directors and will depend, among other things, upon our results of operations, financial condition, cash requirements, future prospects and other factors which may be considered relevant by our board of directors.

                           PRICE RANGE OF COMMON STOCK

      Our Series A common stock is listed under the symbol "L" and our Series B common stock is listed under the symbol "LMC.B" on the New York Stock Exchange.

      The following tables show the high and low sales prices of our Series A common stock and Series B common stock for each full quarterly period since our split off from AT&T on August 10, 2001.

SERIES A COMMON STOCK                                   HIGH        LOW

2001
Third Quarter (from August 10, 2001)............        16.50       9.75
Fourth Quarter..................................        14.46      11.17

2002
First Quarter...................................        15.03      11.90
Second Quarter..................................        12.80       7.70
Third Quarter (through [____], 2002)............

SERIES B COMMON STOCK                                   HIGH        LOW

2001
Third Quarter (from August 10, 2001)............        18.15      12.00
Fourth Quarter..................................        15.50      12.30

2002
First Quarter...................................        15.90      12.65
Second Quarter..................................        13.49       8.23
Third Quarter (through [____], 2002)............


      On [____], 2002, we had approximately [___] stockholders of record. The closing price of our Series A common stock on [______], 2002, the last full trading day before we publicly announced the rights offering, was $[__] and on [______], 2002, the record date for the rights offering, was $[__]. The closing price of our Series B common stock on [______], 2002 was $[__] and on [______], 2002 was $[__].

                                 CAPITALIZATION

      The following table shows our consolidated capitalization as of June 30, 2002, on a historical basis and as adjusted to give effect to:

- our receipt of $309,000,000 in cash, the anticipated net proceeds from the sale of all of the shares of our common stock offered pursuant to the rights offering (assuming that all subscriptions are paid in cash); and

- our receipt of an aggregate $310,000,000 principal amount of our debt securities, assuming that all subscriptions are paid by tender of our debt securities.

You should read this table in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus.

                                                                          AS OF
                                                                      JUNE 30, 2002
                                                          ---------------------------------------
                                                                         PRO FORMA     PRO FORMA
                                                          HISTORICAL    (CASH ONLY)   (DEBT ONLY)
                                                          ----------    -----------   -----------
                                                                   (AMOUNTS IN MILLIONS)
Cash and cash equivalents .............................   $    1,975    $    2,284    $    1,974
Short-term investments ................................          107           107           107
                                                          ----------    ----------    ----------
                                                          $    2,082    $    2,391    $    2,081
                                                          ==========    ==========    ==========
Long-term debt (including current portion):
   Bank credit facilities .............................   $    1,857    $    1,857    $    1,857
   Senior Notes and Debentures ........................        2,469         2,469         2,159
   Senior Exchangeable Debentures .....................          861           861           861
   Other debt                                                     99            99            99
                                                          ----------    ----------    ----------
      Total debt ......................................        5,286         5,286         4,976
                                                          ----------    ----------    ----------
Call option obligations (a) ...........................          792           792           792

Stockholders' equity:
   Common equity (b) ..................................       35,776        36,085        36,085
   Accumulated other comprehensive losses, net of taxes         (221)         (221)         (221)
   Accumulated deficit ................................      (11,308)      (11,308)      (11,308)
                                                          ----------    ----------    ----------

      Total stockholder's equity ......................       24,247        24,556        24,556
                                                          ----------    ----------    ----------
      Total capitalization ............................   $   30,325    $   30,634    $   30,324
                                                          ==========    ==========    ==========

----------
(a) The call option obligation represents the fair value of the call option feature associated with our Senior Exchangeable Debentures. In connection with the adoption of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", the call option obligation was separated from the Senior Exchangeable Debentures and recorded separately in our financial statements at fair value. Changes in the fair value of the call option obligations subsequent to January 1, 2001 are recognized as unrealized gains (losses) in our consolidated statements of operations.

(b) Excludes 15.4 million shares of our Series A common stock issued on August 27, 2002 to a subsidiary of MIH Limited in connection with our acquisition of a controlling ownership interest in OpenTV. See "Prospectus Summary -- Recent Developments" for more information regarding this transaction.

                               THE RIGHTS OFFERING

GENERAL

      Promptly following 5:00 p.m., New York City time, on [________], 2002, which is the record date for the distribution, we will distribute to each holder of our Series A common stock, at no charge, [0.____] transferable subscription rights for each share of Series A common stock owned as of the record date, and we will distribute to each holder of our Series B common stock, at no charge, [0.____] transferable subscription rights for each share of our Series B common stock owned as of the record date. The rights will be evidenced by rights certificates.

      Each right entitles the holder to a basic subscription privilege and an oversubscription privilege. Under the basic subscription privilege, each whole Series A right entitles the holder to purchase one share of our Series A common stock at a subscription price of $[___] per share, a discount to the $[___] per share closing price of our Series A common stock on the NYSE on [______], 2002, and each whole Series B right entitles the holder to purchase one share of our Series B common stock at a subscription price of $[___] per share, a discount to the $[___] per share closing price of our Series B common stock on the NYSE on [______], 2002. Each Series A right and Series B right also has an oversubscription privilege, as described below under the heading " -- Subscription Privilege -- Oversubscription Privilege."

      The following describes the rights offering in general and assumes (unless specifically provided otherwise) that you are a record holder of our common stock. If you hold your shares in a brokerage account or through a dealer or other nominee, please see the information included below under the heading " -- Beneficial Owners." As used in this prospectus, the term "business day" means any day on which securities may be traded on the NYSE.

REASONS FOR THE RIGHTS OFFERING

      We have an ongoing need for cash to take advantage of business opportunities as they arise. We intend to use the funds raised pursuant to this rights offering to fund our future capital needs, including acquisition and investment opportunities. We continue to review regularly these opportunities as they become available. In addition, to the extent that our debt securities are tendered in payment of subscription prices, the rights offering will enable us to reduce the principal amount of our outstanding long-term indebtedness.

      We were split off from AT&T Corp. in August 2001. In connection with the split off, the Internal Revenue Service issued a private letter ruling confirming that the split off would qualify as a tax-free transaction to AT&T and its shareholders. The request for rulings and the private letter ruling issued by the IRS stated that we intended to issue a total of at least $500 million of our equity within a specified time period following the split off. We believe that the issuance of stock pursuant to this rights offering conforms with this statement of our intentions.

DETERMINATION OF SUBSCRIPTION PRICE

      On [______], 2002, the special pricing committee of our board of directors determined the Series A subscription price, the Series B subscription price, the series of our debt securities that may be tendered in the rights offering and the rates at which these debt securities could be exchanged. The members of the special pricing committee are John C. Malone, Donne F. Fisher and Paul A. Gould. The Series A subscription price represents a discount of $[___] from the closing market price of our Series A common stock on the date that the Series A subscription price was determined, and the Series B subscription price represents a discount of $[___] from the closing market price of our Series B common stock on the date that the Series B subscription price was determined. The exchange rates for each series of our debt securities is based upon the subscription price for the Series A common stock or Series B common stock, as applicable, compared to [__]% of the par value of the senior notes and [__]% of the par value of the senior debentures. On [______], 2002, the average of the bid and ask prices for the senior notes and senior debentures, as quoted by three broker-dealers that make a market in the senior notes and senior debentures, were:

                                                   AVERAGE OF BID AND
                                                  ASK PRICES PER $1,000
                                                    PRINCIPAL AMOUNT
DEBT SECURITIES                                   (AS OF [_____], 2002)
7 7/8% senior notes due July 15, 2009                   $[______]
8 1/2% senior debentures due January 15, 2029           $[______]
8 1/4% senior debentures due February 1, 2030           $[______]
7 3/4% senior notes due July 15, 2009                   $[______]

In reaching these determinations, the special pricing committee considered, among other things, our financial performance, the recent market prices of our common stock, the recent market prices of our debt securities, discounts used in similar rights offerings and the general condition of the securities markets.

NO FRACTIONAL RIGHTS

      We will not issue or pay cash in lieu of fractional rights. Instead, we will round [up] any fractional rights to the nearest whole right. For example, if you own [__] shares of Series A common stock, you will receive [__] rights, instead of [__] rights you would have received without rounding.

      You may request that the subscription agent divide your rights certificate into transferable parts if you are the record holder for a number of beneficial owners of common stock. However, the subscription agent will not divide your rights certificate so that (through rounding or otherwise) you would receive a greater number of rights than those to which you would be entitled if you had not divided your certificates.

EXPIRATION TIME

      You may exercise the basic subscription privilege and the oversubscription privilege at any time before the expiration time, which is 5:00 p.m., New York City time, on [____], 2002, unless the rights offering is extended. If you do not exercise your rights before the expiration time, then your rights will expire and become null and void. We will not be obligated to honor your exercise of rights if the subscription agent receives any of the required documents relating to your exercise after the expiration time, regardless of when you transmitted the documents, except if you have timely transmitted the documents pursuant to the guaranteed delivery procedures described below.

      We may extend the expiration time for any reason, and you will not be able to revoke your exercise of subscriptions.

      If we elect to extend the date the rights expire, we will issue a press release announcing the extension before 9:00 a.m. on the first business day after the most recently announced expiration time.

SUBSCRIPTION PRIVILEGES

      Your rights entitle you to a basic subscription privilege and an oversubscription privilege.

      Basic Subscription Privilege

      The basic subscription privilege entitles you to purchase one share of the applicable series of common stock per whole right held, upon delivery of the required documents and payment of the applicable subscription price per share, prior to the expiration time. You are not required to exercise your basic subscription privilege, in full or in part, unless you wish to also purchase shares under your oversubscription privilege described below.

      Oversubscription Privilege

      The oversubscription privilege entitles you to purchase up to that number of shares of the applicable series of our common stock offered in the rights offering which are not purchased by other holders of the same series of rights pursuant to their basic subscription privilege, upon delivery of the required documents and payment of the applicable subscription price per share prior to the expiration time. You will be permitted to purchase shares of common stock of the applicable series pursuant to your oversubscription privilege only if other holders of rights of the same series do not exercise their basic subscription privilege in full. You may exercise your oversubscription privilege only if you exercise your basic subscription privilege in full. If you wish to exercise your oversubscription privilege, you must specify the number of additional shares you wish to purchase, which may be up to the maximum number of shares of that series offered in the rights offering, less the number of shares of that series you may purchase under your basic subscription privilege.

      Pro Rata Allocation. If there are not enough shares of the applicable series to satisfy all subscriptions pursuant to the exercise of the oversubscription privilege, we will allocate the shares of the applicable series that are available for purchase under the oversubscription privilege pro rata (subject to the elimination of fractional shares) among those rightsholders of the same series who exercise their oversubscription privilege . Pro rata means in proportion to the number of shares of the applicable series that you and the other holders of the same series of rights have purchased pursuant to the exercise of the basic subscription privilege. If there is a need to prorate the exercise of rights pursuant to the oversubscription privilege and the pro ration results in the allocation to you of a greater number of shares than you subscribed for pursuant to the oversubscription privilege, then we will allocate to you only the number of shares of the applicable series for which you subscribed. We will allocate the remaining shares among all other holders of the applicable series of rights exercising their oversubscription privileges.

      Full Exercise of Basic Subscription Privilege. You may exercise your oversubscription privilege only if you exercise, in full, your basic subscription privilege for all rights represented by a single rights certificate. To determine if you have fully exercised your basic subscription privilege, we will consider only the basic subscription privilege held by you in the same capacity under a single rights certificate. For example, if you were granted rights under a single rights certificate for shares of Series A common stock you own individually and rights under a single rights certificate for shares of Series A common stock you own jointly with your spouse, you only need to fully exercise your basic subscription privilege with respect to your individually owned rights in order to exercise your oversubscription privilege with respect to those rights. You do not have to subscribe for any shares under the basic subscription privilege owned jointly with your spouse to exercise your individual oversubscription privilege. If you transfer a portion of your rights, you may exercise your oversubscription privilege if you exercise all of the remaining rights represented by the rights certificate you receive back from the subscription agent following the transfer.

      You must exercise your oversubscription privilege at the same time as you exercise your basic subscription privilege in full.

      If you own your shares of common stock through your broker, dealer or other nominee holder and you wish for them to exercise your oversubscription privilege on your behalf, the nominee holder will be required to certify to us and the subscription agent:

      - the number of shares of the applicable series held on the record date on your behalf;

      - the number of rights of the applicable series you exercised under your basic subscription privilege;

      - that your entire basic subscription privilege held in the same capacity has been exercised in full; and

      - the number of shares of common stock of the applicable series you subscribed for pursuant to the oversubscription privilege.


Your nominee holder must also disclose to us certain other information received from you.

      Return of Excess Payment. If you exercise your oversubscription privilege and are allocated less than all of the shares of common stock for which you subscribed, the funds you paid or debt securities you tendered for exchange for those shares of common stock that are not allocated to you will be returned by mail or similarly prompt means, without interest or deduction (except that interest will continue to accrue on any such tendered debt securities), as soon as practicable after the expiration time.

EXERCISING YOUR RIGHTS

      You may exercise your rights by delivering the following to the subscription agent before the expiration time:

      - your properly completed and executed rights certificate evidencing the exercised rights with any required signature guarantees or other supplemental documentation; and

      - your payment in full of the subscription price for each share of the applicable series of common stock subscribed for pursuant to the basic subscription privilege and the oversubscription privilege.

      Alternatively, if you deliver a notice of guaranteed delivery together with your subscription price payment prior to the expiration time, you must deliver the rights certificate within three business days after the expiration time using the guaranteed delivery procedures described below under the heading " -- Guaranteed Delivery Procedures."

      Payment of Subscription Price

      Cash Payment. Your cash payment of the subscription price must be made by either:

      - check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the subscription agent; or

      - wire transfer of immediately available funds to the account maintained by the subscription agent for such purpose at [_________________, ABA No. _________, Attention: ___________].

      Any cash payment of the subscription price will be deemed to have been received by the subscription agent only when:

      -     any uncertified check clears;

      - the subscription agent receives any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order; or

      - the subscription agent receives collected funds in its account at [__________] referred to above.

      You should note that funds paid by uncertified personal checks may take five business days or more to clear. If you wish to pay the subscription price in respect of your basic subscription privilege and oversubscription privilege by an uncertified personal check, we urge you to make payment sufficiently in advance of the time the rights expire to ensure that your payment is received and clears by that time. We urge you to consider using a certified or cashier's check, money order or wire transfer of funds to avoid missing the opportunity to exercise your rights.

      We will retain any interest earned on the cash funds held by the subscription agent prior to the earlier of the consummation or termination of the rights offering.

      The subscription agent will hold your payment of the subscription price in a segregated escrow account with other payments received from holders of rights until we issue to you your shares of common stock or return your overpayment, if any.

      Debt Securities as Payment. You may exchange any of the following debt securities of our company for the number of shares of each series of our common stock indicated in the table below:

                                                                                 FOR EACH $1,000
                                                  AGGREGATE                  PRINCIPAL AMOUNT TENDERED:
                                                  PRINCIPAL       CUSIP      SERIES A         SERIES B
DEBT SECURITIES                                     AMOUNT        NUMBER      SHARES     OR    SHARES

7 7/8% senior notes due July 15, 2009           $  750,000,000   530715AB7   [_______]        [_______]
8 1/2% senior debentures due January 15, 2029   $  500,000,000   530715AD3   [_______]        [_______]
8 1/4% senior debentures due February 1, 2030   $1,000,000,000   530715AJ0   [_______]        [_______]
7 3/4% senior notes due July 15, 2009           $  237,800,000   530718AA3   [_______]        [_______]

Debt securities may be tendered only in increments of $1,000 principal amount. We will comply with the requirements of Regulation 14E under the Securities Exchange Act of 1934, as amended, in conducting the exchange of these debt securities in the rights offering.

      All of the foregoing debt securities are held through the facilities of The Depository Trust Company (commonly known as DTC). Your payment of the subscription price by means of an exchange of debt securities will be deemed to have been received by the subscription agent only when you have tendered the debt securities pursuant to the book-entry delivery procedures set forth below. Within two business days after the date of this document, the subscription agent will establish an account with respect to the debt securities at DTC for purposes of the rights offering. Any financial institution that is a participant in the DTC system may make book-entry delivery of the debt securities by causing DTC to transfer those debt securities into the subscription agent's account in accordance with DTC's procedure for such transfers. Although delivery of debt securities may be effected through book-entry at DTC, an agent's message and any other required documents must be transmitted to and received by the subscription agent by the expiration time. Delivery of such documents to DTC does not constitute delivery to the subscription agent. To effectively tender debt securities in the rights offering that are held through DTC, DTC participants should transmit their acceptance through DTC's Automated Tender Offer Program, and DTC will then edit and verify the acceptance and send an agent's message to the subscription agent for its acceptance. To effectively tender debt securities in the rights offering that are held of record by a broker, dealer or other nominee, the beneficial owner of the debt securities must instruct the recordholder to tender the debt securities on the beneficial owner's behalf. The term "agent's message" means a message transmitted by DTC to, and received by, the subscription agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, stating that such participant has received and agrees to be bound by its exercise of the rights certificate, and that we may enforce the exercise of that rights certificate against that participant.

      We will pay to each debtholder that exchanges any of the foregoing debt securities in the rights offering any accrued and unpaid interest thereon to, but not including, the expiration time. For example, if the expiration time is 5:00 p.m., New York City time, on [____________], 2002, then we will pay the following amount of accrued interest with respect to each series of debt securities indicated in the table below:

                                                      ACCRUED INTEREST FOR EACH
                                                  $1,000 PRINCIPAL AMOUNT TENDERED
DEBT SECURITIES                                        (AS OF [______], 2002)
7 7/8% senior notes due July 15, 2009                         $[_____]
8 1/2% senior debentures due January 15, 2029                 $[_____]
8 1/4% senior debentures due February 1, 2030                 $[_____]
7 3/4% senior notes due July 15, 2009                         $[_____]

We will not issue any shares of common stock in the rights offering in exchange for any accrued and unpaid interest on any debt securities that may be tendered in payment of the subscription price.

      Exercising a Portion of Your Rights

      If you subscribe for fewer than all of the shares of the applicable series of common stock that you are eligible to purchase pursuant to the basic subscription privilege represented by your rights certificate, you may, under certain circumstances, request from the subscription agent a new rights certificate representing the unused rights and then attempt to sell your unused rights. See " -- Method of Transferring and Selling Rights" below. Alternatively, you may transfer a portion of your rights and request from the subscription agent a new rights certificate representing the rights you did not transfer. If you exercise less than all of your rights represented by a single rights certificate, you may not exercise the oversubscription privilege.

      Calculation of Rights Exercised

      If you do not indicate the number of rights being exercised, or do not forward full payment of the aggregate subscription price for the number of rights that you indicate are being exercised, then you will be deemed to have exercised the basic subscription privilege with respect to the maximum number of rights that may be exercised for the aggregate subscription price payment you delivered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your basic subscription and no direction is given as to the excess, you will be deemed to have exercised the oversubscription privilege to purchase the maximum number of shares available to you pursuant to your oversubscription privilege that may be purchased with your overpayment. If we do not apply your full subscription price payment to your purchase of shares of common stock, we will return the excess amount to you by mail or similarly prompt means, without interest or deduction (except that interest will continue to accrue on any tendered debt securities), as soon as practicable after the expiration time.

      Instructions for Completing the Rights Certificate

      You should read and follow the instructions accompanying the rights certificate carefully. If you want to exercise your rights, you must send your completed rights certificates, any necessary accompanying documents and payment of the applicable subscription price to the subscription agent. YOU SHOULD NOT SEND THE RIGHTS CERTIFICATES, ANY OTHER DOCUMENTATION OR PAYMENT TO US. Any rights certificates and other items received by us will be returned to the sender as promptly as possible.

      You are responsible for the method of delivery of rights certificates, any necessary accompanying documents and payment of the subscription price to the subscription agent. If you send the rights certificates and other items by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent and clearance of cash payment prior to the expiration time.

      Signature Guarantee May Be Required

      Your signature on each rights certificate must be guaranteed by an eligible institution such as a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

      - your rights certificate is registered in your name and completed to provide that the shares of the applicable series of common stock you subscribed for are to be delivered to you; or

      -     you are an eligible institution.

      Delivery of Subscription Materials and Payment

      You should deliver the rights certificate and payment of the subscription price, as well as any nominee holder certifications, notices of guaranteed delivery, Depository Trust Company participant oversubscription forms and any other required documentation:

      If by mail to:                    If by hand or overnight delivery to:

      [________]                        [________]
      [________]                        [________]
      [________]                        [________]


            You may call the subscription agent at [(___) ___-____].

      Guaranteed Delivery Procedures

      If you wish to exercise your rights, but you do not have sufficient time to deliver the rights certificates evidencing your rights to the subscription agent before the expiration time, you may exercise your rights by the following guaranteed delivery procedures:

      - provide your payment in full of the subscription price for each share of the applicable series of common stock being subscribed for pursuant to the basic subscription privilege and the oversubscription privilege to the subscription agent before the expiration time;

      - deliver a notice of guaranteed delivery to the subscription agent at or before the expiration time; and

      - deliver the properly completed rights certificate evidencing the rights being exercised (and, if applicable for a nominee holder, the related nominee holder certification), with any required signatures guaranteed, to the subscription agent, within three business days following the date the notice of guaranteed delivery was delivered to the subscription agent.

      Your notice of guaranteed delivery must be substantially in the form provided with the "Instructions For Use of Liberty Media Corporation Rights Certificates" distributed to you with your rights certificate. Your notice of guaranteed delivery must come from an eligible institution which is a member of, or a participant in, a signature guarantee program acceptable to the subscription agent. In your notice of guaranteed delivery you must state:

      -     your name;

      - the number and series of rights represented by your rights certificates, the number and series of shares of common stock you are subscribing for pursuant to the basic subscription privilege, the number and series of shares of common stock, if any, you are subscribing for pursuant to the oversubscription privilege; and

      - your guarantee that you will deliver to the subscription agent any rights certificates evidencing the rights you are exercising within three business days following the date the subscription agent receives your notice of guaranteed delivery.

      You may deliver the notice of guaranteed delivery to the subscription agent in the same manner as the rights certificate at the addresses set forth under " -- Delivery of Subscription Materials and Payment" above. You may also transmit the notice of guaranteed delivery to the subscription agent by facsimile transmission to [(___) ___-____]. To confirm facsimile deliveries, you may call [(___) ___-____].

      The subscription agent will send you additional copies of the form of notice of guaranteed delivery if you need them. Please call the subscription agent at [(___) ___-_____).

      Notice to Nominees

      If you are a broker, a dealer, a trustee or a depositary for securities who holds shares of our common stock for the account of others as a nominee holder, you should notify the respective beneficial owners of those shares of the issuance of the rights as soon as possible to find out the beneficial owners' intentions. You should obtain instructions from the beneficial owner with respect to the rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificates and, in the case of the oversubscription privilege, the related nominee holder certification, and submit them to the subscription agent with the proper payment. A nominee holder that holds shares for the account(s) of more than one beneficial owner may exercise the number of rights to which all such beneficial owners in the aggregate otherwise would have been entitled if they had been direct record holders of common stock on the record date, so long as the nominee submits the appropriate rights certificates and certifications and proper payment to the subscription agent.

      Beneficial Owners

      If you are a beneficial owner of shares of our common stock or rights that you hold through a nominee holder, we will ask your broker, dealer or other nominee to notify you of this rights offering. If you wish to sell or exercise your rights, you will need to have your broker, dealer or other nominee act for you. To indicate your decision with respect to your rights, you should complete and return to your broker, dealer or other nominee the form entitled "Beneficial Owners Election Form." You should receive this form from your broker, dealer or other nominee with the other subscription materials.

      Procedures for DTC Participants

      We expect that the rights will be eligible for transfer through, and that your exercise of your basic subscription privilege may be made through, the facilities of DTC. If you exercise your basic subscription privilege through DTC we refer to your rights as DTC Exercised Rights. If you hold DTC Exercised Rights, you may exercise your oversubscription privilege by properly executing and delivering to the subscription agent, at or prior to the expiration time, a DTC participant oversubscription exercise form and a nominee holder certification and making payment of the appropriate subscription price for the number of shares of the applicable series of common stock for which your oversubscription privilege is to be exercised. Please call the subscription agent at [(___) ___-_____] to obtain copies of the DTC participant oversubscription exercise form and the nominee holder certification.

      Determinations Regarding the Exercise of Rights

      We will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of rights. Our decisions will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within whatever time we determine. We may reject the exercise of any of your rights because of any defect or irregularity. Your subscription will not be deemed to have been received or accepted until all irregularities have been waived by us or cured by you within the time we decide, in our sole discretion.

      We reserve the right to reject your exercise of rights if your exercise is not in accordance with the terms of the rights offering or in proper form. Neither we nor the subscription agent will have any duty to notify you of a defect or irregularity in your exercise of the rights. We will not be liable for failing to give you that notice. We will also not accept your exercise of rights if our issuance of shares of common stock pursuant to your exercise could be deemed unlawful or materially burdensome. See " -- Regulatory Limitation" and "-Compliance with State Regulations Pertaining to the Rights Offering" below.

NO REVOCATION OF EXERCISED RIGHTS

      Once you have exercised your basic subscription privilege and, should you choose, your oversubscription privilege, you may not revoke your exercise. Even if we extend the expiration time, you may not revoke your exercise.

SUBSCRIPTION AGENT

      We have appointed [___________] as subscription agent for the rights offering. We will pay its fees and expenses related to the rights offering.

INFORMATION AGENT

      You may direct any questions or requests for assistance concerning the method of exercising your rights, additional copies of this prospectus, the instructions, the nominee holder certification, the notice of guaranteed delivery or other subscription materials referred to herein, to the information agent, at the following telephone number and address:

      [____________]
      [____________]
      [____________]
      Banks and brokers call collect: [(___) ___-____]
      All others call toll free: [(___) ___-____]

METHOD OF TRANSFERRING AND SELLING RIGHTS

      [We have applied to list the Series A rights and Series B rights for trading on the NYSE under the symbols "[__]" and "[__]", respectively.] We expect that rights may be purchased or sold through usual investment channels until the close of business on the last trading day preceding the expiration time. However, there has been no prior public market for the rights, and we cannot assure you that a trading market for the rights will develop or, if a market develops, that the market will remain available throughout the subscription period. We also cannot assure you of the price at which the rights will trade, if at all. If you do not exercise or sell your rights you will lose any value inherent in the rights. See " -- General Considerations Regarding the Partial Exercise, Transfer or Sale of Rights" below.

      Transfer of Rights

      You may transfer rights in whole by endorsing the rights certificate for transfer. Please follow the instructions for transfer included in the information sent to you with your rights certificate. If you wish to transfer only a portion of the rights, you should deliver your properly endorsed rights certificate to the subscription agent. With your rights certificate, you should include instructions to register such portion of the rights evidenced thereby in the name of the transferee (and to issue a new rights certificate to the transferee evidencing such transferred rights). You may only transfer whole rights and not fractions of a right. If there is sufficient time before the expiration of the rights offering, the subscription agent will send you a new rights certificate evidencing the balance of the rights issued to you but not transferred to the transferee. You may also instruct the subscription agent to send the rights certificate to one or more additional transferees. If you wish to sell your remaining rights, you may request that the subscription agent send you certificates representing your remaining (whole) rights so that you may sell them through your broker or dealer. You may also request that the subscription agent sell your rights for you, as described below.

      If you wish to transfer all or a portion of your rights, you should allow a sufficient amount of time prior to the time the rights expire for the subscription agent to:

      -     receive and process your transfer instructions; and

      - issue and transmit a new rights certificate to your transferee or transferees with respect to transferred rights, and to you with respect to any rights you retained.

      If you wish to transfer your rights to any person other than a bank or broker, the signatures on your rights certificate must be guaranteed by an eligible institution.

      Sales of Rights Through the Subscription Agent

      If you choose not to sell your rights through your broker or dealer, you may seek to sell your rights through the subscription agent. If you wish to have the subscription agent seek to sell your rights, you must deliver your properly executed rights certificate, with appropriate instructions, to the subscription agent. If you want the subscription agent to seek to sell only a portion of your rights, you must send the subscription agent instructions setting forth what you would like done with the rights, along with your rights certificate.

      If the subscription agent sells rights for you, it will send you a check for the net proceeds from the sale of any of your rights as soon as practicable after the expiration time. If your rights can be sold, the sale will be deemed to have been made at the weighted average net sale price of all rights of the applicable series sold by the subscription agent. The aggregate fees charged by the subscription agent for selling all rights of a given series will be deducted from the aggregate sale price for all such rights in determining the weighted average net sale price of all such rights. We cannot assure you, however, that a market will develop for the rights or that the subscription agent will be able to sell your rights.

      You must have your order to sell your rights to the subscription agent before 11:00 a.m., New York City time, on [_____], 2002, the fifth business day before the expiration time. If less than all sales orders received by the subscription agent are filled, it will prorate the sales proceeds among you and the other holders of the same series of rights based upon the number of rights of the applicable series that each holder has instructed the subscription agent to sell during that period, irrespective of when during the period the instructions are received by it. The subscription agent is required to sell your rights only if it is able to find buyers. If the subscription agent cannot sell your rights by 5:00 p.m., New York City time, on [____], 2002, the third business day before the expiration time, the subscription agent will hold your rights certificate for pick up by you at the subscription agent's hand delivery address.

      IF YOU SELL YOUR RIGHTS THROUGH YOUR BROKER OR DEALER, YOU WILL LIKELY RECEIVE A DIFFERENT AMOUNT OF PROCEEDS THAN IF YOU SELL THE SAME AMOUNT OF RIGHTS THROUGH THE SUBSCRIPTION AGENT. IF YOU SELL YOUR RIGHTS THROUGH YOUR BROKER OR DEALER INSTEAD OF THE SUBSCRIPTION AGENT, YOUR SALES PROCEEDS WILL BE THE ACTUAL SALES PRICE OF YOUR RIGHTS RATHER THAN THE WEIGHTED AVERAGE SALES PRICE DESCRIBED ABOVE.

      General Considerations Regarding the Partial Exercise, Transfer or Sale of Rights

      The amount of time needed by your transferee to exercise or sell its rights depends upon the method by which the transferor delivers the rights certificates, the method of payment made by the transferee and the number of transactions which the holder instructs the subscription agent to effect. You should also allow up to ten business days for your transferee to exercise or sell the rights transferred to it. Neither we nor the subscription agent will be liable to a transferee or transferor of rights if rights certificates or any other required documents are not received in time for exercise or sale prior to the expiration time.

      You will receive a new rights certificate upon a partial exercise, transfer or sale of rights only if the subscription agent receives your properly endorsed rights certificate no later than 5:00 p.m., New York City time, five business days before the expiration time. The subscription agent will not issue a new rights certificate if your rights certificate is received after that time and date. If your instructions and rights certificate are received by the subscription agent after that time and date, you will not receive a new rights certificate and therefore will not be able to sell or exercise your remaining rights.

      Unless you make other arrangements with the subscription agent, a new rights certificate issued to you after 5:00 p.m., New York City time, five business days before the expiration time will be held for pick-up by you at the subscription agent's hand delivery address.

      You are responsible for all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of your rights, except that we will pay any fees of the subscription agent associated with the exercise of rights. Any amounts you owe will be deducted from your account.

      If you do not exercise your rights before the expiration time, your rights will expire and will no longer be exercisable.

NO RECOMMENDATIONS TO RIGHTSHOLDERS

      Neither we nor our board of directors has made any recommendation as to whether you should exercise or transfer your rights or, if exercised, whether you should pay the subscription price in cash or by exchange of debt securities. You should decide whether to transfer your rights, subscribe for shares of the applicable series of our common stock, pay the subscription price in cash or debt securities or simply take no action with respect to your rights, based upon your own assessment of your best interests.

TERMINATION

      There are no conditions to the consummation of the rights offering. However, we may terminate the rights offering for any reason at any time before the expiration time. If we terminate the rights offering, we will promptly issue a press release announcing the termination, and we will promptly thereafter return all subscription payments. We will not pay interest on, or deduct any amounts from, subscription payments if we terminate the rights offering, except that interest will continue to accrue on debt securities tendered in payment of the subscription price.

FOREIGN SHAREHOLDERS

      We will not mail rights certificates to holders of either series of our common stock on the record date or to subsequent transferees whose addresses are outside the United States. Instead, we will have the subscription agent hold the rights certificates for those holders' accounts. To exercise their rights, foreign holders must notify the subscription agent before 11:00 a.m., New York City time, on [____], 2002, three business days prior to the expiration time and must establish to the satisfaction of the subscription agent that such exercise is permitted under applicable law. If a foreign holder does not notify and provide acceptable instructions to the subscription agent by such time (and if no contrary instructions have been received), the rights will be sold, subject to the subscription agent's ability to find a purchaser. Any such sales will be deemed to be effected at the weighted average sale price of all rights of the same series sold by the subscription agent. See " -- Method of Transferring and Selling Rights" above. If the subscription agent sells the rights, the subscription agent will remit a check for the net proceeds from the sale of any rights to foreign holders by mail. The proceeds, if any, resulting from sales of rights pursuant to the basic subscription privilege of holders whose addresses are not known by the subscription agent or to whom delivery cannot be made will be held in an interest bearing account. Any amount remaining unclaimed on the second anniversary of the expiration time will be turned over to us.

REGULATORY LIMITATION

      We will not be required to issue to you shares of our common stock pursuant to the rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the expiration time, you have not obtained such clearance or approval.

ISSUANCE OF COMMON STOCK

      Unless we earlier terminate the rights offering, the subscription agent will issue to you the shares of the applicable series of our common stock purchased by you in the rights offering as soon as practicable after the expiration time. Each subscribing holder's new shares will be issued in the same form, certificated or book-entry, as that holder's shares for which it received rights were held on the record date.

      Your payment of the aggregate subscription price will be retained by the subscription agent and will not be delivered to us, unless and until your subscription is accepted and you are issued your stock certificates. Similarly, no book-entry transfer of tendered debt securities will be accepted prior to the expiration time. We will not pay you any interest on funds paid to the subscription agent, regardless of whether the funds are applied to the subscription price or returned to you. You will have no rights as a shareholder of our company with respect to the subscribed for shares of our common stock until the certificates representing such shares are issued to you or the shares are deposited in the book-entry account held on your behalf. Upon our issuance of the certificates or the deposit of the shares in the applicable book-entry account, you will be deemed the owner of the shares you purchased by exercise of your rights. Unless otherwise instructed in the rights certificates, the shares issued to you pursuant to your subscription will be registered in your name or the name of your nominee, if applicable.

      We will not issue any fractional shares of common stock. You may only exercise whole rights; fractional rights may not be exercised.

SHARES OF COMMON STOCK OUTSTANDING

      As of August 31, 2002, we had outstanding 2,373,439,500 shares of our Series A common stock and 212,045,128 shares of our Series B common stock. Based on the number of shares of our common stock outstanding as of August 31, 2002, we will have outstanding approximately [_____] shares of our Series A common stock and [_____] shares of our Series B common stock following the issuance of all shares purchased in the rights offering (assuming that the rights offering is fully subscribed), which represents a [__]% increase in the number of outstanding shares of our Series A common stock and a [__]% increase in the number of outstanding shares of our Series B common stock. The share numbers included in this paragraph exclude outstanding stock options and warrants to purchase shares of our common stock.

COMPLIANCE WITH STATE REGULATIONS PERTAINING TO THE RIGHTS OFFERING

      We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so. We will not sell or accept an offer to purchase shares of our common stock from you if you are a resident of any state or other jurisdiction in which the sale or offer of the rights would be unlawful. We may delay the commencement of the rights offering in certain states or other jurisdictions in order to comply with the laws of those states or other jurisdictions. However, we may decide, in our sole discretion, not to modify the terms of the rights offering as may be requested by certain states or other jurisdictions. If that happens and you are a resident of the state or jurisdiction that requests the modification, you will not be eligible to participate in the rights offering. We do not expect that there will be any changes in the terms of the rights offering.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is a summary of the material U.S. federal income tax consequences to holders of our common stock of the acquisition, ownership, and disposition, expiration or exercise of the rights distributed pursuant to the rights offering and the acquisition, ownership and disposition of shares of our common stock acquired through exercise of the rights. We have received the opinion of Baker Botts L.L.P., counsel to our company, that the following discussion, insofar as it relates to statements of United States law or legal conclusions, is accurate in all material respects. This opinion is included as an exhibit to the registration statement of which this prospectus forms a part. The opinion of Baker Botts L.L.P. is conditioned upon the accuracy of the statements, representations and assumptions upon which the opinion is based, including, without limitation, the representation by us that, at the time of the distribution, the exercise price of all of our outstanding warrants and stock options will be adjusted so that our shareholders' proportionate interest in our assets and earnings and profits will not increase as a result of the distribution of rights.

      This summary is based upon the Internal Revenue Code of 1986, as amended (the Code), Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions as of the date hereof, all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This summary assumes that holders of our common stock hold all such stock as capital assets within the meaning of the Code (generally property held for investment), will hold all stock acquired on exercise of rights as capital assets, would hold any stock acquired on exercise of rights that are disposed of or expire unexercised as capital assets, and either hold our debt securities as capital assets or would hold our debt securities as capital assets if the holder acquired our debt securities. We have not obtained and do not intend to obtain a ruling from the Internal Revenue Service (the IRS) with respect to any of the tax consequences discussed below, and there is no assurance that the IRS will not successfully challenge certain of the conclusions.

      This summary does not address all aspects of U.S. federal income taxation that may be applicable to you in light of your particular circumstances and does not address special classes of holders of our common stock or rights that may be subject to special treatment under the Code (such as dealers in securities, partnerships or other pass-through entities, financial institutions, life insurance companies, tax-exempt organizations, certain expatriates, persons holding our stock or rights as part of a hedge, constructive sale, wash sale, straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar). This summary also does not address the effect of any state, local or foreign tax laws that may apply or the application of the U.S. federal estate and gift tax or the alternative minimum tax. Except as otherwise indicated, references to "tax" mean U.S. federal income tax.

      As used herein, a "U.S. Holder" is a beneficial owner of our common stock that is, for U.S. federal income tax purposes, (1) a citizen or resident of the United States, (2) a corporation that is organized under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust has made a valid election in effect to be treated as a U.S. person.

      A "Non-U.S. Holder" is a beneficial owner of our common stock that is not a U.S. Holder.

      If a partnership holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our common stock should consult their tax advisors.

      YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS THE APPLICABILITY OF ANY FEDERAL ESTATE AND GIFT, STATE, LOCAL OR FOREIGN TAX LAWS TO WHICH YOU MAY BE SUBJECT.

GENERAL DISCUSSION

      The tax treatment of certain aspects of the acquisition, ownership, and disposition, expiration or exercise of the rights is not entirely clear. We believe that, for U.S. federal income tax purposes, the rights will be treated as two separate rights: (i) the right to purchase our common stock (which we refer to as Purchase Rights) and (ii) the right to put our debt securities to us at the principal amount of such debt securities as payment for the subscription price of the rights (which we refer to as Put Rights). Hereafter, for convenience, we will sometimes refer separately to the Purchase Rights and the Put Rights even though, for legal purposes, both are embodied in the rights certificates.

      The issuance of rights by us will be treated as a distribution of those rights to the holders of our common stock. We intend to allocate the value of each right distributed between a Purchase Right and a Put Right on the basis of their respective fair market values at the time of the distribution. On the basis of our estimate of the fair market value of the Purchase Rights and the Put Rights, we intend to treat [___]% of each right as allocable to a Purchase Right and [___]% of each right as allocable to a Put Right.

      There is no direct authority that addresses our conclusion that the rights should be treated as separate rights for U.S. federal income tax purposes. The following discussion summarizes the treatment that we believe is correct and that we will follow in all reporting we furnish to the IRS. IN THIS DISCUSSION, WE ASSUME, WITHOUT FURTHER STATEMENTS QUALIFYING THE CONCLUSIONS, THAT, FOR U.S. FEDERAL INCOME TAX PURPOSES, THE RIGHTS WILL BE SEPARATED INTO PURCHASE RIGHTS AND PUT RIGHTS. THERE CAN BE NO ASSURANCE THAT THE IRS WILL AGREE THAT THIS IS THE PROPER TREATMENT OF THE RIGHTS OR THAT, IF THE IRS DOES AGREE, IT WILL RESPECT THE ALLOCATION WE HAVE MADE BETWEEN THE PURCHASE RIGHTS AND THE PUT RIGHTS. You should consult your own tax advisors regarding the tax consequences to you of the acquisition, ownership, and disposition, expiration or exercise of the rights.

      Except as otherwise indicated, the following discussion assumes that we will not terminate the rights offering.

TAXATION OF U.S. HOLDERS

Distribution of Rights

      You will not be required to recognize taxable income upon the distribution to you of Purchase Rights.

      The distribution of Put Rights will be treated as a distribution of property in the amount of the fair market value of the Put Rights on the date of the distribution. This distribution will be treated as a dividend, taxable as ordinary income, to the extent made out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. The amount of the distribution in excess of such earnings and profits will be applied against and will reduce the U.S. Holder's basis in his common stock, and any amount in excess of the U.S. Holder's basis in his common stock will be treated as gain from the sale or exchange of that stock.

      Although the matter cannot be predicted with complete accuracy, we do not presently expect to have any current or accumulated earnings and profits for the taxable year that includes the distribution of rights. If we nevertheless do have current or accumulated earnings and profits for that taxable year, corporate holders may be entitled to a dividends received deduction with respect to the amount of the Put Rights distributed to them that are treated as a dividend. Corporate holders should consult their tax advisors regarding their eligibility for the dividends received deduction.

Basis and Holding Period of Rights

      Distribution of Purchase Rights. If, on the distribution date, the fair market value of the Purchase Rights which we distribute to you is less than 15% of the fair market value of your common stock with respect to which the Purchase Rights were distributed, your basis in those Purchase Rights generally will be zero. You may elect, however, to allocate the basis in your common stock between that stock and the Purchase Rights in proportion to their relative fair market values on the distribution date. This election may be made pursuant to Section 307 of the Code and the Treasury regulations thereunder and will be irrevocable once made.

      If, on the distribution date, the fair market value of the Purchase Rights which we distribute to you is 15% or more of the fair market value of your common stock with respect to which the Purchase Rights were distributed, you will be required to allocate the basis in your common stock between that stock and the Purchase Rights in proportion to their relative fair market values on the distribution date.

      In either case, your holding period for the Purchase Rights that we distribute to you will include the holding period of your common stock with respect to which the Purchase Rights were distributed.

      Distribution of Put Rights. Your basis in the Put Rights which we distribute to you will be the fair market value of the Put Rights on the date of distribution, and your holding period for those Put Rights will begin on the day after the distribution date, except as otherwise described under " -- Taxation of U.S. Holders -- Application of Straddle Rules to Holders of Put Rights and Our Debt Securities."

      Purchase of Rights from a Third Party. If you purchase rights from a third party, your basis in the rights generally will be the purchase price of such rights. This basis will be allocated between Purchase Rights and Put

Rights in proportion to the relative fair market values of each on the date you purchase the rights. Your holding period for both Purchase Rights and Put Rights will begin on the day following the date you purchase the rights, except as otherwise described under " -- Taxation of U.S. Holders -- Application of Straddle Rules to Holders of Put Rights and Our Debt Securities."

Sale, Exchange or Other Disposition of Rights

      Upon the sale, exchange or other disposition of your rights, subject to the discussion under " -- Taxation of U.S. Holders -- Application of Straddle Rules to Holders of Put Rights and Our Debt Securities," you generally will recognize capital gain or loss calculated separately for the Purchase Rights and the Put Rights. The proceeds which you receive will be allocated between the Purchase Rights and the Put Rights in accordance with the fair market value of each on the date of the sale, exchange or other disposition. Your gain or loss on the Purchase Rights will be an amount equal to the difference between the proceeds allocated to the Purchase Rights and your basis in the Purchase Rights, and your gain or loss on the Put Rights will be an amount equal to the difference between the proceeds allocated to the Put Rights and your basis in the Put Rights. If your holding period in the Purchase Rights is more than one year on the date of the sale, exchange or other disposition, then your gain or loss on the Purchase Rights will be long-term capital gain or loss. Your gain or loss on the Put Rights should be short-term capital gain or loss, except as described under " -- Taxation of U.S. Holders -- Application of Straddle Rules to Holders of Put Rights and Our Debt Securities." Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Expiration of Rights

      If you receive rights in a distribution from us and you allow the rights to expire (i.e., you retain but do not exercise the rights), then, in general,
(1) you will not be permitted to recognize a taxable loss on the Purchase Rights, (2) your basis in the Purchase Rights will be reallocated to your common stock with respect to which the rights were distributed, and (3) subject to the special rules described in the last paragraph of this section, you will recognize a capital loss in the taxable year of such expiration in the amount of your basis in the Put Rights. If you receive rights in a distribution from us and you exercise the rights and pay the subscription price in cash rather than our debt securities, then, except as otherwise described in the last paragraph of this section, you generally will recognize a capital loss in the taxable year in which you exercise the rights in the amount of your basis in the Put Rights. In either case, and subject to the special rules described in the last paragraph of this section, your loss on the Put Rights should be short-term capital loss. The deductibility of capital losses is subject to limitations.

      If you purchased rights from a third party and allow the rights to expire, then, except as described in the following paragraph, you generally will recognize a capital loss in the year of such expiration in the amount of your basis in the rights (both the Purchase Rights and the Put Rights). Your loss on the rights should be short-term capital loss, except as otherwise described in the following paragraph. The deductibility of capital losses is subject to limitations.

      Special rules apply to the expiration of Put Rights held by a U.S. Holder who, on the same day, acquires such Put Rights (whether by the distribution by us or by purchase from a third party) and debt securities of ours which are identified as intended to be used in exercising the rights. U.S. Holders in such circumstances may not recognize a taxable loss upon the expiration of the Put Rights and must add their basis in the Put Rights to the basis of their debt securities which are identified as intended to be used in exercising the rights. In addition, special rules affecting both the timing of the recognition of losses and the character of losses realized upon expiration of the Put Rights apply to a U.S. Holder that holds Put Rights as part of a straddle. These rules are described below under " -- Taxation of U.S. Holders -- Application of Straddle Rules to Holders of Put Rights and Our Debt Securities."

Exercise of Rights; Basis and Holding Period of Acquired Shares

      Exercise for Cash. If you exercise the rights with cash, then, in general, you will recognize a loss on the Put Rights, as explained above, and you will not otherwise recognize gain or loss. Your basis in the common stock you acquire through exercise of the rights will equal the sum of (1) the subscription price you paid to acquire such common stock and (2) your basis in the Purchase Rights which you exercised. Your holding period in the acquired common stock will begin on the day you exercise the rights.

      Exercise for Debt Securities. If upon exercise of the rights you tender our debt securities as payment for the subscription price, you should not recognize gain or loss on the exchange. Any cash payment you receive for accrued and unpaid interest will be taxable to you as ordinary interest income to the extent not already included in income in accordance with your method of accounting. Assuming that you do not recognize gain or loss on the exchange of our debt securities for our stock, your aggregate basis in the acquired common stock will equal the sum of (1) your basis in our debt securities that you tender, (2) your basis in the Put Rights which you exercised, and (3) your basis in the Purchase Rights which you exercised.

      While there is no clear authority, we believe the most likely treatment is that you will acquire a split basis and holding period in each share of the common stock which you acquire upon exercise of the rights, determined as follows: (1) you will be treated as acquiring a portion of each such share of common stock for debt securities and the remainder of each such share for rights, in proportion to the fair market values of the debt securities and rights on the date you exercise the rights; (2) the basis of the portion of each share of stock treated as acquired for debt securities will be an allocable portion of your basis in the debt securities, and the holding period of that portion of the share will include the period the debt securities were held by you (subject to the discussion under " -- Taxation of U.S. Holders -- Application of Straddle Rules to Holders of Put Rights and Our Debt Securities"); and (3) the basis of the remaining portion of each share of stock that you acquire will be an allocable portion of your basis in the rights which you exercised (both the Purchase Rights and the Put Rights), and the holding period for that portion of each share will begin on the day the rights are exercised. However, other determinations of basis and holding period are possible. Thus, you should consult your tax advisor regarding your basis and holding period in the common stock which you acquire.

Sale, Exchange or Other Disposition of Acquired Shares

      Upon the sale, exchange or other disposition of our common stock acquired upon exercise of the rights, you generally will recognize gain or loss equal to the difference between the amount realized and your basis in such stock. Except as indicated in the following paragraph, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for the common stock exceeds one year at the time of the sale, exchange or other disposition. Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

      If upon exercise of the rights you tender our debt securities as payment for the subscription price, then you will recognize ordinary interest income on the sale, exchange or other disposition of the acquired common stock to the extent of any market discount that accrued during your holding period for the debt securities and that was not previously included in your income.

Termination of Rights Offering

      If you receive rights in a distribution from us and retain such rights, then, upon a termination of the rights offering by us, (1) you should not recognize income, gain or loss as a result of the distribution, ownership, exercise or expiration of the rights, and (2) your basis in your common stock with respect to which the rights were distributed should not be affected by the rights offering.

      If you receive rights in a distribution from us, and you sell, exchange or otherwise dispose of such rights, then, while there is no clear authority, upon a termination of the rights offering by us: (1) you should not recognize income or gain as a result of the prior distribution to you of the rights, (2) your basis in your common stock with respect to which the rights were distributed should not be affected by the rights offering, and (3) you should be treated as selling rights which have a zero basis, and you should recognize short-term capital gain in an amount equal to the proceeds received.

      If you purchase rights from a third party, and we terminate the rights offering, then, although the matter is not free from doubt, you should recognize a capital loss in the taxable year of such termination in the amount of your basis in the rights, except as otherwise indicated under " -- Taxation of U.S. Holders -- Application of Straddle

Rules to Holders of Put Rights and Our Debt Securities." In such case, your loss on the rights should be short-term capital loss. The deductibility of capital losses is subject to limitations.

Application of Straddle Rules to Holders of Put Rights and Our Debt Securities

      Because the ownership of Put Rights may diminish the risk of loss with respect to your ownership (if applicable) of our debt securities that may be tendered upon exercise of the rights, the ownership by you or certain persons related to you of both our Put Rights and our debt securities that may be tendered for the subscription price of the rights may constitute positions in a straddle; in which case, the straddle rules of Section 1092 of the Code would apply to you. For purposes of this discussion, it is assumed that no other positions offsetting either the Put Rights or our debt securities that may be tendered for the subscription price are held by you or by certain persons related to you.

      If you acquire Put Rights (either in a distribution from us or by purchase), and the straddle rules apply, then unless your holding period in the debt securities that may be tendered for the subscription price exceeds one year on the date you acquire the Put Rights, (1) your holding period in the Put Rights will not begin until the date that you (or certain persons related to you) no longer hold the debt securities that may be tendered for the subscription price, and (2) your holding period in the debt securities that may be tendered for the subscription price will not begin until the date that you (or certain persons related to you) no longer hold the Put Rights. If you acquire debt securities that may be tendered for the subscription price of the rights after you have acquired Put Rights (either in a distribution from us or by purchase), and the straddle rules apply, then your holding period in the Put Rights and the debt securities will not begin until the date that you (or certain persons related to you) no longer hold either the Put Rights or the debt securities.

      If you realize a loss on the sale, exchange, expiration or other disposition of a Put Right, and the straddle rules apply, recognition of the loss generally will be deferred until the debt securities that may be tendered for the subscription price are sold by you (or certain persons related to you). If, however, the loss from the sale, exchange, expiration, or other disposition of a Put Right exceeds the unrecognized gain as of the close of the taxable year with respect to our debt securities that may be tendered for the subscription price, then the loss can be recognized currently to the extent of the excess, and the deferred loss may be carried forward to succeeding taxable years. If at the time of your acquisition of the Put Right (whether by distribution or by purchase), your holding period for our debt securities that may be tendered for the subscription price exceeds one year, any loss from the sale, exchange, expiration or other disposition of a Put Right will be long-term capital loss, but any gain from the sale, exchange, expiration or other disposition of a Put Right will be short-term capital gain. If your holding period for our debt securities that may be tendered for the subscription price does not exceed one year at the time of your acquisition of the Put Right (whether by distribution or by purchase), then any gain or loss realized from the sale, exchange, expiration or other disposition of the Put Right will be short-term capital gain or loss.

      If the straddle rules apply, certain carrying charges (including interest expense) associated with the Put Rights and debt securities that may be tendered for the subscription price may be required to be capitalized rather than deducted currently. There are also certain elections that a holder may make with respect to its straddle positions that would affect the amount, character and timing of the recognition of gains or losses on the Put Rights and debt securities. Due to the complexity of the U.S. federal income tax consequences applicable to straddles, you should consult your own tax advisors regarding the straddle rules.

Information Reporting and Backup Withholding

      The distribution of rights to you and your sale, exchange or other disposition of rights or acquired common stock may be subject to information reporting to the IRS and to backup withholding. Backup withholding (currently 30%) may apply to "reportable payments" if a U.S. Holder fails to provide a correct taxpayer identification number and certain other information, fails to provide a certification of exempt status or fails to report the holder's full dividend and interest income. You are not subject to backup withholding if you
(1) are a corporation or fall within certain other exempt categories and, when required, demonstrate that fact; or (2) provide a correct taxpayer identification number, certify under penalties of perjury that you are not subject to backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

      Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability provided the required information is furnished to the IRS. The information reporting requirements may apply regardless of whether backup withholding is required.

TAXATION OF NON-U.S. HOLDERS

Scope of Discussion

      In this discussion of taxation of Non-U.S. Holders, it is assumed that no income, gain or loss of the Non-U.S. Holder from the acquisition, ownership, and disposition, expiration or exercise of the rights distributed pursuant to the rights offering and the acquisition, ownership and disposition of shares of our common stock acquired through exercise of the rights will be effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States. Non-U.S. Holders for which any such income, gain or loss might represent income that is effectively connected with the conduct of a U.S. trade or business should consult their own tax advisors, including as to the availability of an exemption from U.S. federal withholding tax and, in the case of a Non-U.S. Holder which is a corporation, the applicability of the "branch profits tax."

Distribution of Rights

      Non-U.S. Holders generally will not be subject to U.S. federal withholding tax upon the distribution to them of Purchase Rights.

      As indicated, we intend to treat the distribution of Put Rights as a distribution of property in the amount of the fair market value of the Put Rights on the date of the distribution. As discussed above, we do not presently expect to have any current or accumulated earnings and profits for the taxable year that includes the distribution of rights and therefore do not presently expect that any portion of the distribution of Put Rights to Non-U.S. Holders will be treated as a dividend. Accordingly, we do not presently intend to withhold tax on any portion of the distribution of rights to Non-U.S. Holders. If a Non-U.S. Holder were nevertheless in receipt of a dividend, that dividend would generally be subject to tax at 30% (unless reduced or eliminated by an applicable income tax treaty).

      Distributions in excess of any dividends will be applied against and will reduce the Non-U.S. Holder's basis in his common stock. Any amount in excess of the Non-U.S. Holder's basis in his common stock will be treated as gain from the sale or exchange of that stock and will be treated as discussed below.

Exercise of Rights

      A Non-U.S. Holder will not be subject to U.S. federal withholding tax upon exercise of the rights, except that, if the Non-U.S. Holder tenders debt securities as payment for the subscription price, any cash payment received by the Non-U.S. Holder for accrued and unpaid interest will be subject to the rules generally applicable to payments of interest on those debt securities to the Non-U.S. Holder. While beyond the scope of this discussion, we expect that most Non-U.S. Holders will qualify for an exemption from U.S. federal withholding tax on such interest, provided that the proper certifications have been or are provided.

Expiration of Rights

      The expiration of rights held by a Non-U.S. Holder generally will not have tax consequences to the holder unless the holder would have been subject to tax upon the sale, exchange, or other disposition of the rights or common stock acquired on exercise of the rights, as described below.

Sale, Exchange or Other Disposition of Rights or Acquired Shares

      Generally, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any capital gain realized upon the sale, exchange or other disposition of rights or any acquired common stock unless (1) the

Non-U.S. Holder is an individual that is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition and certain other conditions are met, or (2) we are or have previously been a "U.S. real property holding corporation" for U.S. federal income tax purposes. We do not believe that we are currently or at any relevant time have previously been a "U.S. real property holding corporation" or that we will become one in the future.

Termination of Rights Offering

      If a Non-U.S. Holder receives rights in a distribution from us and retains such rights, then, upon a termination of the rights offering by us, the Non-U.S. Holder should not be subject to U.S. federal income or withholding tax as a result of the distribution, ownership, exercise or expiration of the rights.

      If a Non-U.S. Holder receives rights in a distribution from us, and such holder sells, exchanges or otherwise disposes of such rights, then, while there is no clear authority, upon a termination of the rights offering by us: (1) the Non-U.S. Holder should not be subject to U.S. federal income or withholding tax as a result of the prior distribution of the rights, and (2) the Non-U.S. Holder should be treated as selling rights which have a zero basis; in which case, the Non-U.S. Holder should not be subject to U.S. federal income or withholding tax upon the sale, exchange or other disposition of rights except as described above under " -- Taxation of Non-U.S. Holders -- Sale, Exchange or Other Disposition of Rights or Acquired Shares."

      If a Non-U.S. Holder has purchased rights, then our termination of the rights offering generally will not have tax consequences to the Non-U.S. Holder unless such holder would have been subject to tax upon the sale, exchange, or other disposition of the rights as described above under " -- Taxation of Non-U.S. Holders -- Sale, Exchange or Other Disposition of Rights or Acquired Shares."

Information Reporting and Backup Withholding

      The distribution of rights to a Non-U.S. Holder and the holder's sale, exchange or other disposition of rights or acquired common stock may be subject to information reporting to the IRS. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Backup withholding (currently 30%) may apply to "reportable payments" if a Non-U.S. Holder fails to provide a correct taxpayer identification number and certain other information, fails to provide a certification of exempt status or fails to report the holder's full dividend and interest income.

      Payment of the proceeds of the disposition of our rights or acquired common stock to or through the U.S. office of any broker, U.S. or foreign, generally will be subject to information reporting and backup withholding unless the Non-U.S. Holder certifies as to the holder's non-U.S. status under penalties of perjury or otherwise establishes that the holder qualifies for an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. Holder or that the conditions of any other exemption are not in fact satisfied. Payment of the proceeds of the disposition of our rights or acquired common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding; however, if such broker has certain connections to the United States, then information reporting, but not backup withholding, will apply unless the holder establishes its non-U.S. status.

      Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the Non-U.S. Holder's U.S. federal income tax liability provided the required information is furnished to the IRS. The information reporting requirements may apply regardless of whether backup withholding is required.

                              PLAN OF DISTRIBUTION

      We are making this rights offering directly to you, the holders of our common stock, on a pro rata basis for each share of our common stock held at the close of business on [_____], 2002.

      We will pay [________], the information agent, a fee of approximately $[___] and [________], the subscription agent, a fee of approximately $[___] for their services in connection with this rights offering (which includes the subscription agent's fees associated with the exercise of rights). We have also agreed to reimburse the information agent and the subscription agent their reasonable expenses.

      We estimate that our total expenses in connection with the rights offering, including registration, legal and accounting fees, will be $1,000,000.

      We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of rights. Except as described in this section, we are not paying any other commissions, fees or discounts in connection with the rights offering. Some of our employees may solicit responses from you as a holder of rights, but we will not pay our employees any commissions or compensation for such services other than their normal employment compensation.

                                  LEGAL MATTERS

      Certain legal matters with respect to the validity of the shares of common stock and the rights offered by this prospectus will be passed upon for us by Baker Botts L.L.P., New York, New York.

                                     EXPERTS

      The consolidated balance sheets of Liberty Media Corporation and subsidiaries ("New Liberty" or "Successor") as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive earnings, shareholders' equity, and cash flows for the years ended December 31, 2001 and 2000 and the period from March 1, 1999 to December 31, 1999 (Successor periods) and from January 1, 1999 to February 28, 1999 (Predecessor period) have been incorporated by reference herein in reliance upon the report, dated March 8, 2002, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The KPMG LLP report states that Liberty Media Corporation changed its method of accounting for derivative instruments and hedging activities in 2001.

      In addition, the KPMG LLP report contains an explanatory paragraph that states that, effective March 9, 1999, AT&T Corp., the former parent company of New Liberty, acquired Tele-Communications, Inc., the former parent company of Liberty Media Corporation, in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after the acquisition is presented on a different basis than that for the periods before the acquisition and, therefore, is not comparable.

      The consolidated balance sheets of Telewest Communications plc and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference herein in reliance upon the report, dated February 28, 2002, of KPMG Audit Plc, independent chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      Our Current Report on Form 8-K filed on February 13, 2002, as amended on April 15, 2002, which is incorporated by reference in this prospectus, includes the consolidated balance sheet of UnitedGlobalCom, Inc. (a Delaware corporation f/k/a New UnitedGlobalCom, Inc.) and subsidiaries as of December 31, 2001, and the related consolidated statements of operations and cash flows for the period from February 5, 2001 (inception) through December 31, 2001, and the consolidated balance sheets of UGC Holdings, Inc. (a Delaware corporation f/k/a UnitedGlobalCom, Inc.) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations and comprehensive (loss) income, shareholders' (deficit) equity and cash flows for each of the three years in the period ended December 31, 2001 (which we refer to as the UGC Financial Statements). After reasonable efforts, we have not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference in this prospectus of their report with respect to the UGC Financial Statements, and we have dispensed with the requirement under Section 7 of the Securities Act of 1933, as amended, to file their consent as an exhibit to the registration statement of which this prospectus forms a part in reliance on Rule 437(a) promulgated under the Securities Act. Because we have been unable to obtain the consent of Arthur Andersen LLP to the incorporation by reference of their audit report, you will not be able to recover any damages you may incur from Arthur Andersen LLP under
Section 11 of the Securities Act in the event that the UGC Financial Statements contain any untrue statements of a material fact or omit to state a material fact required to be stated therein, in each case by virtue of their incorporation by reference herein.

                         WHERE TO FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and the exhibits thereto. You should refer to the registration statement, including its exhibits and schedules, for further information about our company and the securities being offered hereby.

      The Securities and Exchange Commission allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and is deemed to be part of this document except for any information superseded by this document or any other document incorporated by reference into this document. Any statement, including financial statements, contained in our Annual Report on Form 10-K for the year ended December 31, 2001 shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this prospectus or in any other later incorporated document modifies or supersedes that statement. We incorporate by reference the documents listed below and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

      - Our Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002.

      - Our Quarterly Report on Form 10-Q for the three-month period ending March 31, 2002, filed on May 14, 2002.

      - Our Quarterly Report on Form 10-Q for the six-month period ending June 30, 2002, filed on August 14, 2002.

      -     Our Current Report on Form 8-K, filed on January 9, 2002.

      - Our Current Report on Form 8-K, filed on February 13, 2002, as amended by Current Report on Form 8-K/A, filed on April 15, 2002.

      -     Our Current Report on Form 8-K, filed on June 17, 2002.

      - The description of our capital stock contained in Annex A to our Form 8-A filed under the Securities Exchange Act of 1934 on July 24, 2001, and any amendment or report filed for the purpose of updating that description.

      You may request a copy of these filings at no cost, by writing or telephoning the office of:

                               Investor Relations
                            Liberty Media Corporation
                             12300 Liberty Boulevard
                            Englewood, Colorado 80112
                             Telephone: 877-772-1518

      Our annual, quarterly and special reports and other information are on file with the Securities and Exchange Commission. You may read and copy any document that we file at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also inspect our filings at the regional office of the Securities and Exchange Commission located at Citicorp, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 or over the Internet at the Securities and Exchange Commission's website at http://www.sec.gov. Information contained on any website referenced in this prospectus is not incorporated by reference in this prospectus.

      This prospectus incorporates by reference documents which include information concerning The News Corporation Limited, AOL Time Warner Inc., USA Interactive, Vivendi Universal, S.A., Sprint Corporation, Telewest Communications plc, Motorola Inc., IDT Corporation and UnitedGlobalCom, Inc., among other public companies. All of these companies file reports and other information with the Securities and Exchange Commission in accordance with the requirements of the Securities Act and the Securities Exchange Act. Information incorporated by reference into this prospectus concerning those companies has been derived from the reports and other information filed by them with the Securities and Exchange Commission. We had no part in the preparation of those reports and other information, nor are they incorporated by reference into this prospectus. You may read and copy any reports and other information filed by those companies with the Securities and Exchange Commission as set forth above.

      You should rely only on the information contained or incorporated by reference into this prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law ("DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

      Article V, Section E of the Restated Certificate of Incorporation, as amended (the "Liberty Charter"), of Liberty Media Corporation, a Delaware corporation ("Liberty"), provides as follows:

      1. Limitation On Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of Liberty shall not be liable to Liberty or any of its shareholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of Liberty existing at the time of such repeal or modification.

      2. Indemnification.

      (a) Right to Indemnification. Liberty shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of Liberty or is or was serving at the request of Liberty as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based upon matters which antedate the adoption of Section E of the Liberty Charter. Liberty shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors of Liberty.

      (b) Prepayment of Expenses. Liberty shall pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

      (c) Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by Liberty, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, Liberty shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

      (d) Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Liberty Charter, Liberty's Bylaws, agreement, vote of shareholders or resolution of disinterested directors or otherwise.

      (e) Other Indemnification. Liberty's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

      3. Amendment or Repeal. Any amendment, modification or repeal of the foregoing provisions of Section E of the Liberty Charter shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) Exhibits. The following is a complete list of Exhibits filed as part of this registration statement.

EXHIBIT NO.    DOCUMENT
-----------    --------

   4.1         Specimen Series A transferable subscription rights certificate

   4.2         Specimen Series B transferable subscription rights certificate

   4.3         Instructions for Use of Liberty Media Corporation Right
               Certificates

   4.4 Specimen certificate for shares of Series A common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form
               S-1 of the Registrant (File No. 333-55998) as filed on February
               21, 2001 (the "Split Off S-1 Registration Statement"))

   4.5 Specimen certificate for shares of Series B common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.2 to the Split Off S-1 Registration
               Statement)

   5.1         Opinion of Baker Botts L.L.P.

   5.2         Opinion of Baker Botts L.L.P. regarding certain tax matters

  23.1         Consent of KPMG LLP

  23.2         Consent of KPMG Audit Plc+


  23.3         Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

  24.1         Power of Attorney (included on page II-5)

  99.1         Notice of Intent to Conduct Rights Offering+

  99.2         Notice of Guaranteed Delivery

  99.3         DTC Participant Oversubscription Exercise Form

EXHIBIT NO.    DOCUMENT
-----------    --------
  99.4         Letter from the Registrant to brokers, dealers and nominees

  99.5         Letter from brokers, dealers and nominees to clients

  99.6         Beneficial Owner Election Form

  99.7         Nominee Holder Certification Form and Request for Additional
               Rights

  99.8 Form of Subscription Agent Agreement by and between the Registrant and [________]+

  99.9 Form of Information Agent Agreement by and between the Registrant and [________]+

  99.10        Important Tax Information

------------------------
+ To be filed by amendment.

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information to be set forth therein is not material, not applicable or is shown in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Liberty pursuant to the foregoing provisions, or otherwise, Liberty has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Liberty of expenses incurred or paid by a director, officer or controlling person of Liberty in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Liberty will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      Liberty hereby undertakes:

      (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (2) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
            Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado, on September 6, 2002.

                           LIBERTY MEDIA CORPORATION

                           By: /s/ Robert R. Bennett
                               --------------------------
                               Name:  Robert R. Bennett
                               Title: President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Elizabeth M. Markowski, Esq. and Robert W. Murray Jr., Esq., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign and file (i) any or all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all exhibits thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

           NAME                          TITLE                             DATE
           ----                          -----                             ----
   /s/ John. C. Malone        Chairman of the Board and Director       September 6, 2002
   -------------------
     John. C. Malone

  /s/ Robert R. Bennett       President, Chief Executive Officer       September 6, 2002
  ---------------------        (Principal Executive Officer) and
    Robert R. Bennett          Director

    /s/ Gary S. Howard        Executive Vice President, Chief          September 6, 2002
    ------------------         Operating Officer and Director
      Gary S. Howard

  /s/ David J.A. Flowers      Senior Vice President and Treasurer      September 6, 2002
  ----------------------       (Principal Financial Officer)
    David J.A. Flowers

 /s/ Christopher W. Shean     Senior Vice President and Controller     September 6, 2002
 ------------------------      (Principal Accounting Officer)
   Christopher W. Shean

   /s/ Donne F. Fisher        Director                                 September 6, 2002
   -------------------
     Donne F. Fisher

    /s/ Paul A. Gould         Director                                 September 6, 2002
    -----------------
      Paul A. Gould

    /s/ Jerome H. Kern        Director                                 September 6, 2002
    ------------------
      Jerome H. Kern

   /s/ David E. Rapley        Director                                 September 6, 2002
   -------------------
     David E. Rapley

   /s/ Larry E. Romrell       Director                                 September 6, 2002
   --------------------
     Larry E. Romrell

                                  EXHIBIT INDEX

EXHIBIT NO.    DOCUMENT
-----------    --------

   4.1         Specimen Series A transferable subscription rights certificate

   4.2         Specimen Series B transferable subscription rights certificate

   4.3         Instructions for Use of Liberty Media Corporation Right
               Certificates

   4.4 Specimen certificate for shares of Series A common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form
               S-1 of the Registrant (File No. 333-55998) as filed on February
               21, 2001 (the "Split Off S-1 Registration Statement"))

   4.5 Specimen certificate for shares of Series B common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.2 to the Split Off S-1 Registration
               Statement)

   5.1         Opinion of Baker Botts L.L.P.

   5.2         Opinion of Baker Botts L.L.P. regarding certain tax matters

  23.1         Consent of KPMG LLP

  23.2         Consent of KPMG Audit Plc+

  23.3         Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

  24.1         Power of Attorney (included on page II-5)

  99.1         Notice of Intent to Conduct Rights Offering+

  99.2         Notice of Guaranteed Delivery

  99.3         DTC Participant Oversubscription Exercise Form

  99.4         Letter from the Registrant to brokers, dealers and nominees

  99.5         Letter from brokers, dealers and nominees to clients

  99.6         Beneficial Owner Election Form

  99.7         Nominee Holder Certification Form and Request for Additional
               Rights

  99.8 Form of Subscription Agent Agreement by and between the Registrant and [________]+

  99.9 Form of Information Agent Agreement by and between the Registrant and [________]+

  99.10        Important Tax Information

------------------------
+ To be filed by amendment.